                                                                  EXECUTION COPY



                                    PURCHASE


                                       OF


                            8% CONVERTIBLE REDEEMABLE
                             CLASS D PREFERRED STOCK

                                       OF

                     ADVANCED SWITCHING COMMUNICATIONS, INC.






                  SECURITIES PURCHASE AND STOCKHOLDER AGREEMENT



                         Dated as of September 10, 1999






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



                  SECURITIES PURCHASE AND STOCKHOLDER AGREEMENT


                This SECURITIES PURCHASE AND STOCKHOLDER AGREEMENT, dated as of September 10, 1999 (this "Agreement"), among Advanced Switching Communications, Inc., a Delaware corporation (the "Company"), Asghar Mostafa (the "Executive Stockholder"), Mostafa Investments Limited Partnership, a Virginia limited partnership (the "Partnership"), Baker Communications Fund, L.P., a Delaware limited partnership (the "Prior Investor"), and the Purchasers named in Schedule A hereto (together with the Partnership and the Prior Investor, the "Purchasers"). The Purchasers other than the Partnership are referred to herein each as an "Investor" and collectively as the "Investors".

                              W I T N E S S E T H:

                WHEREAS, the Company desires to issue to the Purchasers, and the Purchasers desire to purchase from the Company, the Class D Preferred Shares (as such term is defined below) as set forth in this Agreement; and

                WHEREAS, The Prior Investor owns all of the outstanding shares of the Company's 8% Convertible Redeemable Class C Preferred Shares (the "Class C Preferred Shares") and possesses certain registration rights, rights of first refusal, tag-along rights and other rights pursuant to the Securities Purchase and Stockholder Agreement (the "Prior Investor Agreement"), dated as of August 31, 1998, by and among the Prior Investor, the Company, the Executive Stockholder and the Partnership, executed in connection with the Prior Investor's purchase of the Class C Preferred Shares; and

                WHEREAS, in connection with the Purchasers' purchase of the Class D Preferred Shares, the Prior Investor, the Company, the Executive Stockholder and the Partnership desire that certain of the provisions herein with respect to registration rights, rights of first refusal, tag-along rights and other rights shall supersede certain provisions contained in the Prior Investor Agreement; and

                WHEREAS, certain terms used in this Agreement are defined in
Section 13.1 of this Agreement.

                NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

        1.      SALE AND PURCHASE OF SECURITIES.

                1.1. Sale and Purchase of Class D Preferred Shares. Subject to the terms and conditions of this Agreement, the Company shall sell, assign, transfer, convey and deliver to the Purchasers, and the Purchasers shall purchase from the Company, for the Class D Purchase Price (as defined in Section 2.1(a) of this Agreement), up to an aggregate of __________4,678,594 shares of 8% Convertible Redeemable Class D Preferred Shares of the Company (the "Class D

Preferred Shares"). Each Purchaser shall purchase the number of Class D Preferred Shares set forth on Schedule 1.1 of this Agreement applicable to such Purchaser.

                1.2. First and Second Closing Dates. An aggregate of ___________4,093,770 Class D Preferred Shares will be sold and delivered on the First Closing Date (as defined in Section 3 of this Agreement) and up to an aggregate of 584,824 Class D Preferred Shares will be sold and delivered on the Second Closing Date (as defined in Section 3 of this Agreement).

        2.      PURCHASE PRICE.

                2.1.    Amount of Purchase Price.

                Class D Purchase Price. The purchase price, in the aggregate, for the Class D Preferred Shares shall be up to Forty Million Dollars ($40,000,000), or $8.55 per Class D Preferred Share (the "Class D Purchase Price"), of which Thirty-Five Million Dollars ($35,000,000) shall be paid at the First Closing Date (the "First Closing Purchase Price") and up to Five Million Dollars ($5,000,000) shall be paid at the Second Closing Date (the "Second Closing Purchase Price"). The Class D Purchase Price shall be payable as provided in Sections 2.2(a) and 2.2(b) of this Agreement.

                2.2.    Payment of the Purchase Price.

                (a)     First Closing. At the First Closing (as defined in
Section 3 of this Agreement), (i) each Purchaser participating in such First Closing shall pay the amount designated as the First Closing Purchase Price on
Schedule 1.1 of this Agreement applicable to such Purchaser by wire transfer of immediately available funds according to wire transfer instructions delivered to such Purchaser prior to the First Closing Date or by cancellation of outstanding indebtedness of the Company to such Purchaser, or both, as set forth on Schedule 1.1, and (ii) the Company shall deliver to such Purchaser certificate(s) representing the number of Class D Preferred Shares set forth opposite such First Closing Purchase Price applicable to such Purchaser on Schedule 1.1.

                (b)     Second Closing. At the Second Closing (as defined in
Section 3 of this Agreement), (i) any Purchaser participating in such Second Closing shall pay the amount, if any, designated as the Second Closing Purchase Price applicable to such Purchaser on Schedule 1.1, by wire transfer of immediately available funds according to wire transfer instructions delivered to the Purchaser prior to the Second Closing Date, or by cancellation of outstanding indebtedness of the Company to such Purchaser, or both as set forth on Schedule 1.1, and (ii) the Company shall deliver to such Purchaser certificate(s) representing the number of Class D Preferred Shares, if any, set forth opposite such Second Closing Purchase Price, on Schedule 1.1 applicable to such Purchaser. In the event that one or more subsequent purchasers participate in the Second Closing (the "Subsequent Purchasers"), such Subsequent Purchasers shall be required to sign counterpart signature pages to this Agreement shall be bound by the terms and conditions of this Agreement, and shall be deemed "Purchasers" for all purposes hereunder. In such event, Schedule 1.1 shall be amended to reflect the purchase by any Subsequent Purchasers.



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        3.      CLOSING DATES.

        The closing of the sale and purchase of 4,093,770 Class D Preferred Shares provided for in Section 1.2 of this Agreement (the "First Closing") shall take place at 9:00 a.m. on September 10, 1999 at the offices of Piper & Marbury L.L.P. in Reston, VA, or at such other time, date or place as the parties hereto may mutually agree. The date on which the First Closing is held is referred to in this Agreement as the "First Closing Date." The closing of the sale and purchase of up to the remaining 584,795 Class D Preferred Shares provided for in
Section 1.2 of this Agreement (the "Second Closing") shall take place on a date agreed to by the parties hereto, but in no event shall such date be later than thirty (30) days following the First Closing Date, at 9:00 a.m. at the offices of Piper & Marbury L.L.P. in Reston, VA, or at such other time, date or place as the parties hereto may mutually agree. The date on which the Second Closing is held is referred to in this Agreement as the "Second Closing Date," and together with the First Closing Date, the "Closing Dates." Each Closing shall be subject to the conditions contained in Section 12 hereof.

        4.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company hereby represents and warrants to the Purchasers that:

                4.1.    Organization and Good Standing; Capitalization.

                (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as it is proposed to be conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of the State of Virginia, which is the only jurisdiction in which the conduct of its business or the ownership of its properties or assets requires such qualification or authorization.

                (b) The authorized capital stock of the Company (the "Capital Stock") consists of: (a) eighteen million nine hundred fifty-four thousand (18,954,000), shares of Common Stock, of which five million eight hundred eighty thousand (5,880,000) shares are issued and outstanding; and (b) eight million nine hundred four thousand (8,904,000) shares of Preferred Stock, of which (i) ten thousand (10,000) shares have been designated Class A Convertible Preferred Shares ("Class A Preferred Shares") and nine thousand five hundred and twenty eight (9,528) shares are issued and outstanding, (ii) fourteen thousand (14,000) shares have been designated Class B Convertible Preferred Shares ("Class B Preferred Shares") and ten thousand nine hundred and sixty (10,960) shares are issued and outstanding, (iii) four million (4,000,000) shares have been designated Class C Preferred Shares and three million nine hundred eighty nine thousand two hundred seventy (3,989,270) shares are issued and outstanding and (iv) four million seven hundred thousand (4,700,000) shares have been designated Class D Preferred Shares and no shares are issued and outstanding. All issued and outstanding shares of Capital Stock are validly issued, fully paid and nonassessable. Each class of Capital Stock has the powers, designations, preferences, rights (including, for certain classes,



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conversion rights), qualifications, limitations and restrictions that are set forth in the Certificate of Incorporation of the Company or the Certificate of Designations on file with the Secretary of State of Delaware, as applicable, with respect to such class. Except as disclosed on Schedule 4.1(b), (i) there is no option, warrant, call, right, commitment or other agreement of any character to which the Company is a party requiring, (ii) there are no securities of the Company outstanding which upon conversion or exchange would require and (iii) there are no stock appreciation rights or other similar rights based on securities of the Company which would require, the issuance, sale or transfer of any additional shares of Capital Stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of Capital Stock or other equity securities of the Company. Except as disclosed herein or on Schedule 4.1(b), the Company is not a party to, nor aware of, any voting trust or other voting agreement with respect to any of the securities of the Company or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the Capital Stock of the Company. Except as disclosed on Schedule 4.1(b), all of the issued and outstanding Capital Stock of the Company is duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights, and all outstanding Capital Stock of the Company has been issued in accordance with federal and state securities laws.

                4.2. Authorization of Agreement; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed in connection with the consummation of the transactions contemplated by this Agreement (collectively, the "Transaction Documents") by the Company, and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Company and its stockholders. This Agreement and each of the Transaction Documents have been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the other parties thereto), this Agreement and each of the Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                4.3. Subsidiaries, Joint Ventures, Partnerships, Etc. The Company has no subsidiaries. The Company is not a participant in any joint venture, partnership or similar arrangement and does not own any equity securities of any entity.

                4.4. Consents of Third Parties. None of the execution and delivery by the Company of this Agreement and the Transaction Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions of this Agreement or thereof will (a) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Company, (b) conflict with, violate,



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

result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Contract, Permit or Order to which the Company is a party or by which the Company or any of its properties or assets is bound, (c) constitute a violation of any Law applicable to the Company, or (d) result in the creation of any Lien upon the properties or assets of the Company. Other than those which have been obtained or made from the Board of Directors of the Company and the shareholders of the Company, no consent, waiver, approval, Order, Permit or authorization of, or declaration or, except for filings with the State of Delaware, filing with, or notification to, any Person or Governmental Body is required on the part of the Company in connection with the execution and delivery of this Agreement or the Transaction Documents, or the compliance by the Company with any of the provisions of this Agreement or thereof.

                4.5.    Authorization of Class D Preferred Shares and Common
Stock.

                (a) The issuance, sale and delivery of the Class D Preferred Shares have been duly authorized by all requisite action of the Company, and, when issued, sold, and delivered in accordance with this Agreement, the Class D Preferred Shares will be validly issued and outstanding, fully paid, and non-assessable, with no personal liability attaching to the ownership thereof, and, not subject to preemptive or any other similar rights of the stockholders of the Company or others.

                (b) The issuance, sale, and delivery of the Common Stock to be delivered upon conversion of the Class D Preferred Shares in accordance with the terms of the Class D Preferred Shares have been duly authorized by all requisite action of the Company, and, when issued, sold, and delivered in accordance with this Agreement, the Common Stock will be validly issued and outstanding, fully paid, and non-assessable, with no personal liability attaching to the ownership thereof, and not subject to preemptive or any other similar rights of the stockholders of the Company or others.

                4.6. Financial Statements. The Company has provided to the Purchasers prior to the Closing Date: (a) copies of the audited balance sheets of the Company as of December 31, 1998 and the audited statements of income and retained earnings of the Company as of December 31, 1998, and the notes thereto, accompanied by a report of the auditors (the "Audited Financial Statements") and
(b) copies of the unaudited balance sheet of the Company as of July 31, 1999 and the unaudited statement of income and retained earnings of the Company as of July 31, 1999 (the "Interim Financial Statements", and together with the Audited Financial Statements, the "Financial Statements"). Each of the Financial Statements was prepared in good faith by the Company, is complete and correct in all material respects, has been prepared in accordance with GAAP (except as set forth in the notes thereto and, in the case of unaudited and interim financial statements, subject to normal year-end adjustment) and in conformity with the practices consistently applied by the Company, and presents fairly the financial position, results of operations and cash flows of the Company as of the dates and for the periods indicated.



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                4.7.    No Undisclosed Liabilities. Except as set forth on
Schedule 4.7, the Company has no liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted) in an amount greater than $25,000. Unless specifically disclosed as a breach on Schedule 4.7, disclosure of a Contract on Schedule 4.13 shall not be indicative of a breach of any provision of such Contract.

                4.8.    Absence of Certain Developments.

                (a) Except as set forth on Schedule 4.8(a), the general nature of the business of the Company is described in the Confidential Memorandum of the Company, dated July, 1999, prepared by Morgan Stanley Dean Witter (the "Offering Memorandum"), which previously has been delivered to the Purchasers. The financial projections contained in the Offering Memorandum are based on and reflect facts that management of the Company believes still exist and assumptions that management of the Company believes are still reasonable, as of the date of this Agreement, but of which the Company cannot and does not assure or guarantee the attainment in any manner.

                (b) Except as set forth on Schedule 4.8(b) and since the date of the Interim Financial Statements:

                        (i) there has not been any Material Adverse Change nor has any event occurred which could result in any Material Adverse Change;

                        (ii) there has not been any declaration, setting a record date, setting aside or authorizing the payment of, any dividend or other distribution in respect of any shares of Capital Stock of the Company or any repurchase, redemption or other acquisition by the Company, of any of the outstanding shares of Capital Stock or other securities of, or other ownership interest in, the Company;

                        (iii) there has not been any transfer, issue, sale or other disposition by the Company of any shares of Capital Stock or other securities of the Company or any grant of options, warrants, calls or other rights to purchase or otherwise acquire shares of such Capital Stock or such other securities;

                        (iv) the Company has not awarded or paid any bonuses to Employees or Representatives of the Company nor has the Company either entered into any employment, deferred compensation, severance or similar agreements (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company's Employees or Representatives or agreed to increase the coverage or benefits available under any severance pay, deferred compensation, bonus or other incentive compensation, pension or other employee benefit plan, payment or arrangement made to, for or with such Employees or Representatives, other than in the ordinary course of business consistent with past practice which increases in the aggregate do not exceed $25,000 in annual cost to the Company, and other than as may have been required by law or insurers;



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

                        (v) the Company has not made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any Affiliate of the Company;

                        (vi) the Company has not transferred or granted any rights under any Contracts, leases, licenses, agreements or intangible property (as set forth in Section 4.12 of this Agreement) used by the Company in its business which could result in a Material Adverse Change;

                        (vii) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property or assets of the Company having a replacement cost of more than $5,000 for any single loss or $50,000 for all such losses;

                        (viii) the Company has not mortgaged, pledged or has been subjected to any Lien on any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

                        (ix) the Company has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company;

                        (x) the Company has not made any binding commitment to make any capital expenditures or capital additions or betterments in excess of $5,000 individually or $50,000 in the aggregate;

                        (xi) the Company has not incurred any debts, obligations or liabilities, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, none of which current liabilities (individually or in the aggregate) materially and adversely affects the business, assets, liabilities, prospects, properties, results of operations or condition (financial or otherwise) of the Company;

                        (xii) the Company has not entered into any transaction other than in the usual and ordinary course of business except for this Agreement and the transactions described herein;

                        (xiii) the Company has not encountered any labor difficulties or labor union organizing activities;

                        (xiv) the Company has not made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted;



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

                        (xv) the Company has not disclosed to any Person any material trade secrets except for disclosures made to Persons subject to valid and enforceable confidentiality agreements; or

                        (xvi) to the Company's knowledge, suffered or experienced any change in the relationship or course of dealings between the Company and any of its suppliers or customers which supply goods or services to the Company or purchase goods or services from the Company, which has had or is likely to have a material adverse effect on the business, assets, liabilities, prospects, properties, results of operations or condition (financial or otherwise) of the Company.

                4.9. Taxes. The Company has filed all Tax returns (including statements of estimated Taxes owed) required to be filed within the applicable periods (subject to extensions) for such filings and has paid all Taxes required to be paid, and has established adequate reserves (net of estimated Tax payments already made) for the payment of all Taxes payable in respect of the period subsequent to the last periods covered by such returns. No deficiencies for any Tax are currently assessed against the Company, and no Tax returns of the Company have ever been audited, and, to the knowledge of the Company, there is no such audit pending or contemplated. There is no Tax lien, whether imposed by any federal, state or local taxing authority, outstanding against the assets, properties or business of the Company.

                4.10.   Real Property.

                (a)     The Company does not own any real property.

                (b) The Company has good, legal, and marketable title to all of its assets, including all properties and assets free and clear of all Liens.

                (c) Schedule 4.10(c) sets forth a complete list of all real property and interests in real property leased by the Company (each a "Real Property Lease", and collectively, the "Real Property Leases") as lessee or lessor. The Company has good and marketable title to the leasehold estates in all Real Property Leases in each case free and clear of all Liens.

                (d) Each of the Real Property Leases is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Real Property Lease by the Company or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of the Real Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

                (e) No previous or current party to any Real Property Lease has given notice of or made a claim with respect to any breach or default thereunder. With respect to those Real



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Property Leases that were assigned or subleased to the Company by a third party, all necessary consents to such assignments or subleases have been obtained.

                4.11. Tangible Personal Property. Except for property sold or otherwise disposed of in the ordinary course of business since July 31, 1999, the Company owns free and clear of any Liens, all of the personal property reflected as owned by the Company in the balance sheets contained in the Financial Statements, and all other material items of personal property acquired by the Company through the date of this Agreement. All material items of such personal property are in good operating condition, normal wear and tear excepted.

                4.12. Intangible Property. Except as set forth on Schedule 4.12, the Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the knowledge of the Company, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other Person under any Intellectual Property, and the Company does not know of any basis for any such claim (whether or not pending or threatened). Except as set forth on Schedule 4.12, no claim is pending or, to the knowledge of the Company, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, does not know of any basis for any such claim (whether or not pending or threatened). The Company has not granted or assigned to any other person or entity any right to assemble or sell the products or proposed products or to provide the services or proposed services of the Company. Schedule 4.12 shall set forth a list of all such Intellectual Property, and the nature of the ownership or rights with respect thereto is set forth therein.

                4.13.   Material Contracts.

                (a) Except as set forth on Schedule 4.13(a), neither the Company nor any of its properties or assets is a party to or bound by any (i) Contract not made in the ordinary course of business, or involving a commitment or payment in excess of $25,000 or, in the Company's belief, otherwise material to the business of the Company, (ii) Contract among stockholders or granting a right of first refusal or for a partnership or a joint venture or for the acquisition, sale or lease of any assets or Capital Stock of the Company or any other Person or involving a sharing of profits, (iii) mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar Contract with respect to any real or tangible personal property of the Company, (iv) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or any other similar type of Contract,
(v) Contract with any Governmental Body, (vi) Contract with respect to the discharge, storage or removal of Hazardous Materials, or (vii) binding commitment or agreement to enter into any of the foregoing. The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of the Contracts listed on Schedule 4.13(a) (except as noted thereon), together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

                (b) Each of the Contracts listed on Schedule 4.13(a) is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Contract listed on Schedule 4.13(a) by the Company or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.

                (c) No previous or current party to any Contract has given written notice to the Company of or made a claim with respect to any breach or default thereunder and the Company has no knowledge of any notice of or claim with respect to any such breach or default.

                (d) With respect to the Contracts listed on Schedule 4.13(a) that were assigned to the Company by a third party, all necessary consents to such assignment have been obtained.

                4.14.   Employee Benefits.

                (a) Schedule 4.14(a) contains a true and complete list of each Company Benefit Plan and each Employee Agreement. Neither the Company nor any ERISA Affiliate has any plan or commitment, whether legally binding or not, to establish any new Company Benefit Plan, to enter into any Employee Agreement or to modify or to terminate any Company Benefit Plan or Employee Agreement (except to the extent required by law or to conform any such Company Benefit Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Purchasers, or as required by this Agreement), nor has any intention to do any of the foregoing been communicated to Employees.

                (b) The Company has provided, or has caused to be provided, to Purchasers (i) current, accurate and complete copies of all documents embodying or relating to each Company Benefit Plan and each Employee Agreement, including all amendments thereto, written interpretations thereof and trust or funding agreements with respect thereto, (ii) the two (2) most recent annual actuarial valuations, if any, prepared for each Company Benefit Plan, (iii) the two (2) most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Company Benefit Plan or related trust, (iv) a statement of alternative form of compliance pursuant to Department of Labor Regulation Section 2520.104-23, if any, filed for each Company Benefit Plan which is an "employee pension benefit plan" as defined in
Section 3(2) of ERISA for a select group of management or highly compensated employees, (v) the most recent determination letter received from the IRS, if any, for each Company Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code, (vi) if the Company Benefit Plan is funded, the most recent annual and periodic accounting, if any, of Company Benefit Plan assets, (vii) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Benefit Plan and (viii) all material communications to any Employee or Employees relating to each Company Benefit Plan.

                (c) Each Company Benefit Plan and Employee Agreement (and with respect to all such plans, each related trust, insurance contract or fund)
(i) complies in form and in operation with (a) the applicable requirements of ERISA, the Code and other applicable Laws and (b) its own terms and (ii) which is intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified. A determination letter has been issued by the IRS to the effect that each Company Benefit Plan which is intended to be qualified is so qualified and that each trust forming a part of any such Company Benefit Plan is exempt from tax pursuant to Section 501(a) of the Code and no circumstances exist which would adversely affect this qualification or exemption. There are no actions, proceedings, arbitrations, suits or claims, audits or investigations pending, or to the knowledge of the Company or any ERISA Affiliate, threatened or anticipated (other than routine claims for benefits) against the Company or any ERISA Affiliate or any administrator, trustee or other fiduciary of any Company Benefit Plan with respect to any Company Benefit Plan or Employee Agreement, or against any Company Benefit Plan or against the assets of any Company Benefit Plan. Each Company Benefit Plan can be amended, terminated or otherwise discontinued without liability to the Company or any ERISA Affiliate. The Company and each ERISA Affiliate have made all payments with respect to all periods through the date of this Agreement, and will make a pro-rata payment for the period ending as of the Closing Date, in each case which are required by each Company Benefit Plan, each related trust, each collective bargaining agreement or by law to be made to, or with respect to each Company Benefit Plan (including all insurance premiums or intercompany charges with respect to each Company Benefit Plan).

                (d) Neither the Company nor any ERISA Affiliate presently sponsors, maintains, contributes to, nor is the Company or any ERISA Affiliate required to contribute to, nor has the Company nor any ERISA Affiliate ever sponsored, maintained, contributed to, or been required to contribute to, a Pension Plan which is subject to Title IV of ERISA.

                (e) At no time has the Company or any ERISA Affiliate contributed to or been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any Multi-Employer Plan.

                (f) Neither the Company nor any ERISA Affiliate (i) maintains or contributes to any Company Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code, or (ii) has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code.

                (g) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or the Purchasers to amend or terminate any Company Benefit Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will or may be made by the Company, the Purchasers or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(l) of the Code.

                (h) The Company (i) has correctly categorized all Employees as either employees or independent contractors for federal tax purposes, and is in compliance with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting their employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees and (v) has provided Employees with the benefits to which they are entitled pursuant to the terms of all Company Benefit Plans.

                (i) Welfare Plan Funding. With respect to each Welfare Plan, all claims incurred (including claims incurred but not reported) by Employees thereunder for which the Company is, or will become, liable are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims, (ii) covered under a contract with a health maintenance organization (an "HMO") pursuant to which the HMO bears the liability for such claims, or (iii) reflected as a liability or accrued for on the Financial Statements.

                4.15.   Employees.

                (a) To the knowledge of the Company, no key Employee and no group of Employees or independent contractors of the Company has any plans to terminate his, her or its employment or relationship as an Employee or independent contractor with the Company.

                (b) Schedule 4.15 sets forth a true and complete list of the name and amount of annual compensation of each Employee of the Company, together with such person's job title and amounts and forms of compensation and fringe and severance benefits.

                (c) To the best of the Company's knowledge after reasonable inquiry, no key executive Employee or any other Employee of the Company is a party to or is otherwise bound by any agreement or arrangement (including, without limitation, confidentiality agreements, noncompetition agreements, licenses, covenants, or commitments of any nature), or subject to any judgment, decree, or order of any court or administrative agency, (i) that would conflict with such Employee's obligation diligently to promote and further the interest of the Company or (ii) that would conflict with the Company's business as now conducted or as proposed to be conducted.

                (d) No work stoppage, labor strike, labor dispute, grievance, union organizing activity or litigation relating to labor matters involving any Employees (including, without limitation, litigation relating to any violation of any federal, state or local labor, safety or employment laws (domestic or foreign)), charges of unfair labor practices or discrimination complaints against the Company by Employees are pending or threatened. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act and is not presently, nor has been in the past a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no such agreement or contract is currently being negotiated by the Company. No Employees are currently represented by any labor union for purposes of collective bargaining.

                (e) Except as set forth on Schedule 4.15(e), all key technical employees of the Company have executed and delivered Noncompetition, Nondisclosure and Inventions Agreements substantially in the form of Exhibit C-1 attached hereto, and all other employees of the Company have executed and delivered Nondisclosure and Inventions Agreements substantially in the form of Exhibit C-2 attached hereto, and all of such agreements are in full force and effect.

                4.16. Litigation. There are no Legal Proceedings pending or, to the knowledge of the Company, threatened that question the validity of this Agreement or the Transaction Documents or any action taken or to be taken by the Company in connection with the consummation of the transactions contemplated hereby or thereby. Except as disclosed on Schedule 4.16, there are no Legal Proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any properties or assets of the Company, at law or in equity, and there is no reasonable basis for any other such Legal Proceeding. The foregoing includes any Legal Proceeding pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with their prior employers. There is no Legal Proceeding by the Company currently pending or that the Company currently plans to initiate. There is no outstanding or, to the knowledge of the Company, threatened Order of any Governmental Body against, affecting or naming the Company or affecting any of its properties or assets.

                4.17.   Compliance with Laws; Permits.

                (a) The Company is and at all times has been in compliance in all material respects with all Laws and Orders promulgated by any Governmental Body applicable to the Company or to the conduct of the business or operations of the Company or the use of its properties (including any leased properties) and assets. The Company has not received any notices of violation or alleged violation of any such Law or Order by any Governmental Body.

                (b) The Company has all Permits necessary for the conduct of its business where the failure to have such Permits could result in a Material Adverse Change. Such Permits have been validly issued, and the Company has complied in all material respects with all conditions of such Permits applicable to it. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any such Permit. All such Permits are in full force and effect without further consent or approval of any Person. The Company has not received any notice from any source to the effect that there is lacking any such material Permit required in connection with the current operations of the Company.

                4.18. Environmental Matters. (a) The operations of the Company have been and, as of the Closing Date, will be in compliance with all Environmental Laws, (b) the Company has obtained, currently maintains and, as of each of the Closing Dates, will have all Environmental Permits necessary for its operations; all such Environmental Permits are and, as of each of the Closing Dates, will be, in effect; there are no Legal Proceedings pending or, to the knowledge of the Company, threatened to revoke any such Environmental Permits; the Company is, and as of each of the Closing Dates will be in compliance with such Environmental Permits; and the Company has not received any notice from any source to the effect that there is lacking any Environmental Permit required in connection with the current use or operation of any Real Property Lease, (c) the Company is not subject to any pending Legal Proceeding alleging the violation of any Environmental Law or Environmental Permit, (d) the Company has not received (nor, to the knowledge of the Company, has there been issued) any written communication, whether from a Governmental Body, citizens' group, Employee or any other Person, that alleges that the Company is not in compliance with any Environmental Law or Environmental Permit, (e) the Company has not caused or permitted any Hazardous Materials to remain or be disposed of, either on or under real property legally or beneficially owned or operated by the Company or on or under any real property not permitted to accept, store or dispose of such Hazardous Materials, (f) the Company does not have any liabilities with respect to Hazardous Materials, and no facts or circumstances exist which, in the aggregate, could give rise to liabilities with respect to Hazardous Materials,
(g) none of the operations of the Company involves the generation, transportation, treatment, storage or disposal of hazardous waste or subject waste, as defined under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) and (h) there is not now on or in any property of the Company
(i) any underground storage tanks or surface tanks, dikes or impoundments, (ii) any asbestos-containing materials or (iii) any polychlorinated biphenyls.

                4.19. Investment Company Act. The Company is not, nor is it directly or indirectly controlled by or acting on behalf of, any Person that is an investment company within the meaning of the Investment Company Act of 1940, as amended.

                4.20. Transactions with Affiliates. The Company has not made any payment to, or received any payment from, or made or received any investment in, or entered into any transaction with, any Affiliate, including without limitation, the purchase, sale or exchange of property or the rendering of any service, where the amount involved is material to the business of the Company.

                4.21. Disclosure; Survival. This Agreement, the Financial Statements, the schedules provided in connection with this Agreement and the Offering Memorandum do not contain any untrue statement of material fact and do not fail to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact which has not been disclosed to the Purchasers of which the Company has knowledge and which has had or could reasonably be anticipated to result in a Material Adverse Change. All representations and warranties set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of two (2) years following the Second Closing Date, or if the Second Closing does not occur, two (2) years following the First Closing Date, and shall not be affected by any examination made for or on behalf of the Purchasers, the knowledge of the Purchasers, or the acceptance by the Purchasers of any certificate or opinion. All covenants and agreements of the parties hereto set forth herein shall survive indefinitely following the date of this Agreement. Any representation made in this Agreement with respect to the Company's knowledge shall mean to the actual knowledge of the Company or any officer thereof after due inquiry.

                4.22. Insurance. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar business and similarly situated. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those currently in effect, other than possible increases in premiums that do not result from any act or omission of the Company. Schedule
4.22 sets forth each insurance policy (specifying the insurer, the amount of coverage, the type of insurance, the policy number, the expiration date, the annual premium (current and for each of the last three years) and any pending claims thereunder) maintained by the Company relating to its properties, assets, business or personnel, and each inspection report or recommendation, if any, during the last three years as to the conditions of the properties and assets owned, leased, occupied or operated by it or the conduct of its business. Except as disclosed on Schedule 4.22, the Company is not in default with respect to any provision contained in any insurance policy, and the Company has not failed to give any notice or present any currently existing claims under any insurance policy in due and timely fashion.

                4.23. Customers and Suppliers. Schedule 4.23 sets forth a list of the ten (10) largest customers and the ten (10) largest suppliers of the Company and the dollar amount of purchases or sales which each such customer or supplier represents. There exists no actual or, to the knowledge of the Company, threatened termination or cancellation of the business conducted by the Company with any customer, supplier or group of customers or group of suppliers set forth on Schedule 4.23.

                4.24. Year 2000 Problem. Other than those modifications, the cost of which the Company has included in its business plan and which is not material, there are no modifications required to any of the Company's Intellectual Property in order for such property to contain no deficiencies relating generally to formatting for entering dates (commonly referred to and referred to herein as the "Year 2000 Problem"). The Company's Intellectual Property is susceptible to all necessary modification and the Company has adequate personnel and consultants under contract to so timely modify its own Intellectual Property. The Company is not aware of any inability on the part of any customer, insurance company or service provider with which the Company transacts business to timely remedy their own deficiencies in respect of the Year 2000 Problem.

                4.25. No Brokers or Finders. Except such amounts as may be due to Morgan Stanley Dean Witter, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company or the Purchasers from any commission, fee or other compensation as a finder or broker, or in any similar capacity and the Company will hold the Purchasers harmless against any liability or expense arising out of, or in connection with, any such claim.

                4.26. Condition of Properties. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company's business and conform in all material respects with all applicable Laws.

                4.27. Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor, to the Company's knowledge, any of the Company's officers, directors, Employees, agents or other Representatives of the Company has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

                4.28. Pending Changes. To the knowledge of the Company, there is no pending or threatened change in any Law which materially affects or could materially affect the Company or the business, assets, liabilities, prospects, properties, results of operations or condition (financial or otherwise) of the Company. To the knowledge of the Company, there has been no discovery, change or development in the development, design or marketing of any product or service of the Company or any product or service that is or may be competitive with any such product or service to which an informed investor in the Company would attach importance in its decision to make an investment in the Company.

                4.29. Governmental Inquiries. The Company has provided to the Representatives of the Purchasers each material inspection report, questionnaire, inquiry, demand or request for information received by the Company from (and the response of the Company thereto), and each material statement, report or other document filed by the Company with, the federal government or a federal administrative agency (including but not limited to, the Securities and Exchange Commission, Department of Justice, Internal Revenue Service, Department of Labor, Occupational Safety and Health Administration, Federal Trade Commission, National Labor Relations Board, Interstate Commerce Commission, Nuclear

Regulatory Commission, Federal Communications Commission), any state securities administrator or any local or state taxing authority.

                4.30. No Public Solicitation. Neither the Company nor any Person acting on its behalf has offered the Class D Preferred Shares to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

                4.31. Securities Laws. The offer, issuance and sale of the Class D Preferred Shares are and will be (i) exempt from the registration and prospectus delivery requirements of the Securities Act, (ii) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws and (iii) accomplished in conformity with all other federal and applicable state securities laws, rules and regulations.

                4.32. Registration Rights. Other than under each of this Agreement and the Prior Investor Agreement, (portions of which are, pursuant to Section 13.3 of this Agreement, superseded hereby), the Company has not agreed to register under the Securities Act any of its authorized or outstanding securities.

                4.33. SEC Reports. The Company has never filed, never been required to file and is not currently required to file any reports, statements, forms or documents with the Securities and Exchange Commission (the "SEC").

                4.34 Qualified Small Business Stock. The shares of Series D Preferred Shares issuable hereunder constitute Qualified Small Business Stock (as defined in the Code.)

        5.      REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

        The Partnership and the Executive Stockholder, jointly and severally, hereby represent and warrant to the Company and the Investors that:

                5.1 Authorization of Agreement; Enforceability. The Partnership has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to be executed by the Partnership. The execution, delivery and performance by the Partnership of this Agreement and the Transaction Documents to which it is a party have been duly authorized by all necessary limited partnership action. This Agreement and each of the Transaction Documents have been duly and validly executed and delivered by the Partnership and (assuming the due authorization, execution and delivery thereof by the other parties thereto), this Agreement and each of the Transaction Documents constitute the legal, valid and binding obligations of the Partnership enforceable against the Partnership in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                5.2 Investment Purposes. (a)The Partnership is acquiring the Class D Preferred Shares and has agreed to purchase for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, (b) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, (c) it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (d) its principal place of business is in the State set forth opposite his name on Schedule A attached hereto, (e) the Company has made available to it the opportunity to ask questions and to receive answers, and to obtain information necessary to evaluate the merits and risks of this investment.

        6.      REPRESENTATIONS AND WARRANTIES OF THE EXECUTIVE STOCKHOLDER.

        The Executive Stockholder hereby represents and warrants to the Company and the Investors that the Executive Stockholder has full legal capacity to enter into this Agreement and to carry out his obligations hereunder and under each other Transaction Document to be executed by the Executive Stockholder. This Agreement and each of the Transaction Documents have been duly and validly executed and delivered by the Executive Stockholder and (assuming the due authorization, execution and delivery thereof by the other parties thereto), this Agreement and each of the Transaction Documents constitute the legal, valid and binding obligations of the Executive Stockholder, enforceable against the Executive Stockholder in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

        7.      REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

        Each Investor, severally and not jointly hereby, represents and warrants to the Company and the Executive Stockholder that:

                7.1. Authorization of Agreement; Enforceability. Each Investor has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to be executed by such Investor. The execution, delivery and performance by such Investor of this Agreement and the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or comparable action. This Agreement and each of the Transaction Documents have been duly and validly executed and delivered by such Investor and (assuming the due authorization, execution and delivery thereof by the other parties thereto), this Agreement and each of the Transaction Documents constitute the legal, valid and binding obligations of such Investor enforceable against such Investor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                7.2. Investment Purposes. (a) Each Investor acquiring the Class D Preferred Shares has agreed to purchase for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, (b) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, (c) it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (d) its principal place of business is in the State set forth opposite such Investor's name on Schedule A attached hereto, (e) the Company has made available to it the opportunity to ask questions and to receive answers, and to obtain information necessary to evaluate the merits and risks of this investment.

        8.      FURTHER AGREEMENTS OF THE PARTIES.

                8.1.    Rights of First Refusal and Co-Sale Rights of the
Investors

                (a) Offer of Sale; Notice of Proposed Sale. If either the Executive Stockholder or the Partnership desires to sell, pledge or otherwise transfer ("Transfer") any of his or its respective interest in any shares of Capital Stock of the Company, whether common or preferred shares (the "Mostafa Stock"), or any interest in the Mostafa Stock, in any transaction other than to a Permitted Transferee, the Executive Stockholder or the Partnership (the "Selling Stockholder") shall first deliver written notice of his or its desire to do so (the "Mostafa Sale Notice") to each of the Investors. The Mostafa Sale Notice must specify: (i) the name and address of the party to which the Selling Stockholder proposes to sell or otherwise dispose of the Mostafa Stock or an interest in the Mostafa Stock (the "Offeror"), (ii) the number of shares of Mostafa Stock the Selling Stockholder proposes to sell or otherwise dispose of (the "Offered Shares"), (iii) the consideration per share to be delivered to the Selling Stockholder for the proposed sale, transfer or disposition and (iv) all other material terms and conditions of the proposed transaction.

                (b)     Right of First Refusal for Investors.

                        (i) Right of First Refusal. Each Investor shall have an option, exercisable for a period of fifteen (15) days from the date of delivery of the Mostafa Sale Notice, to purchase, on a pro rata basis according to the number of shares of Class C and Class D Preferred Shares (on an as-converted basis) owned by such Investor, the Mostafa Stock for the consideration per share and on the terms and conditions set forth in the Mostafa Sale Notice. Such option shall be exercised by delivery by such Investor of written notice to the Selling Stockholder. Alternatively, each Investor may within the same 15-day period, notify the Selling Stockholder of its desire to participate in the sale of the Mostafa Stock, pursuant to Section 8.1(c) of this Agreement, on the terms set forth in the Mostafa Sale Notice, and the number of shares it wishes to sell.

                        (ii) Remaining Mostafa Stock. In the event options to purchase have been exercised by the Investors with respect to some but not all of the Mostafa Stock, those Investors who have exercised their options within the 15-day period specified in Section 8.1(a) shall have an additional option, for a period of five (5) days next succeeding the expiration of such 15-day period, to purchase all or any part of the balance of such Mostafa Stock on the terms and conditions set forth in the Mostafa Sale Notice, which option shall be exercised by the delivery of written notice to the Selling Stockholder. In the event there are two or more such Investors that choose to exercise the last-mentioned option for a total number of Mostafa Stock in excess of the number available, the Mostafa Stock available for each such Investor's option shall be allocated to such Investor pro rata based on the number of shares Class C and Class D Preferred Shares (on an as-converted basis) owned by the Investors so electing.

                        (iii) Closing. If the options to purchase the Mostafa Stock are exercised in full by the Investors, the Company shall immediately notify all of the exercising Investors of that fact. The closing of the purchase of the Mostafa Stock shall take place at the offices of the Company no later than ten (10) days after the date of such notice to the Investors.

                        (iv) Valuation. In the event the consideration for the Mostafa Stock as disclosed in the Mostafa Sale Notice is other than cash, a promissory note or a combination thereof, the price for the Mostafa Stock shall be the value of that consideration as agreed to by the Selling Stockholder and the Investors or, if no agreement can be reached as to the valuation of such consideration, the fair market value of such consideration as determined by two appraisers (the "Original Appraisers") (one appraiser appointed by the Investors and one appraiser appointed by the Selling Stockholder). In the event the Original Appraisers are unable to agree on a fair market value within twenty
(20) days after they are appointed and further negotiations, in the opinion of the Original Appraisers, would not result in an agreement, the Original Appraisers shall select a third appraiser (the "Independent Appraiser") who shall independently, within twenty (20) days after such appointment, make a determination of the value of the consideration. The fair market value of the consideration shall be the average of (a) the average of the appraised values of the Original Appraisers and (b) the appraised value of the Independent Appraiser. The Selling Stockholder and the Investors shall each bear the cost of its appraiser and shall share the cost equally of the Independent Appraiser, if any. Notwithstanding anything herein to the contrary, if an appraisal is used to determine the value of the consideration pursuant to this Section 8.1(b)(iv), the time periods provided for in Section 8.1(b)(i) shall be tolled from the time of the initial appointment of the three appraisers until a final appraised value is determined pursuant to this Section 8.1(b)(iv).

                (C)     Failure to Fully Exercise Options; Co-Sale.

                        (i) Failure to Exercise Options. If the Investors do not exercise their options to purchase all of the Offered Shares within the periods described in this Agreement (the "Option Period"), each Investor which has, pursuant to Section 8.1(a), expressed a desire to sell shares in the transaction (a "Participating Investor"), shall be entitled to do so pursuant to this Section. The Selling Stockholder shall use his best efforts to interest the Offeror in purchasing, in addition to the Offered Shares, the shares the Participating Investors wish to sell. If the Offeror does not wish to purchase all of the shares made available by the Selling Stockholder and the Participating Investors, then each Participating Investor and the Selling Stockholder shall be entitled to sell, at the price and on the terms and conditions set forth in the Mostafa Sale Notice, a portion of the shares being sold to the Offeror, in the same proportion as such Selling Stockholder or Participating Investor's ownership of Class C and Class D Preferred Shares (on an as-converted basis) bears to the aggregate number of shares owned by the Selling Stockholder and the Participating Investors. The transaction contemplated by the Mostafa Sale Notice shall be consummated not later than sixty (60) days after the expiration of the Option Period.

                        (ii) Co-Sale. If the Participating Investors do not elect to sell the full number of shares which they are entitled to sell pursuant to Section 8.1(c)(i), the Selling Stockholder shall be entitled to sell to the Offeror, according to the terms set forth in the Mostafa Sale Notice, that number of his own shares which equals the difference between the number of shares desired to be purchased by the Offeror and the number of shares the Participating Investors are entitled to sell pursuant to Section 8.1(c)(i). If the Selling Stockholder wishes to Transfer any such shares at a price per share which differs from that set forth in the Mostafa Sale Notice, upon terms different from those previously offered to the Investors, or more than sixty
(60) days after the expiration of the Option Period, then, as a condition precedent to such transaction, such shares must first be offered to the Investors on the same terms and conditions as given the Offeror, and in accordance with the procedures and time periods set forth above.

                        (iii) Proceeds. The proceeds of any sale made by the Selling Stockholder without compliance with the provisions of this
            Section 8.1(c) shall be deemed to be held in constructive trust in such amount as would have been due the Participating Investors if the Selling Stockholder had complied with this Agreement.

                (d) Termination of Restrictions. The restrictions on the transfer of Mostafa Stock set forth in this Section 8.1 shall continue with respect to each share of the Mostafa Stock until the date on which such Mostafa Stock has been transferred in a transaction permitted by this Section (except in a transfer involving a Permitted Transferree); provided that in any event the restrictions on transfer set forth in this Section 8.1(b) will terminate on the consummation of a Triggering Event.

                8.2. Rights of First Refusal of the Executive Stockholder and Co-Sale Rights of Investors.

                        (a) Offer of Sale; Notice of Proposed Sale. If any of the Investors desires to Transfer any of his or its respective interest in any shares of Capital Stock of the Company, whether Common or Class C or Class D Preferred Shares (the "Investor Stock"), or any interest in such shares, in any transaction other than to a Permitted Transferee, the Investor (the "Selling Investor") shall first deliver written notice of his desire to do so (the "Investor Sale Notice") to the Executive Stockholder and the other Investors. The Investor Sale Notice must specify: (i) the name and address of the party to which the Selling Investor proposes to sell or otherwise dispose of the Investor Stock or an interest in the Investor Stock (the "Investor Offeror"), (ii) the number of shares of Investor Stock the Selling Investor proposes to sell or otherwise dispose of (the "Investor Offered Shares"), (iii) the consideration per share to be delivered to the Selling Investor for the proposed sale, transfer or disposition, and (iv) all other material terms and conditions of the proposed transaction.

                (b) Right of First Refusal for the Executive Stockholder and the Non-Selling Investors.

                        (i) Right of First Refusal. The Executive Stockholder and the non-selling investor shall have an option, exercisable for a period of fifteen (15) days from the date of delivery of the Investor Sale Notice, to purchase on a pro rata basis according to the number of shares of Common Stock, Class A, Class B, Class C or Class D Preferred Shares (on an as-converted basis), the Investor Stock for the consideration per share and on the terms and conditions set forth in the Investor Sale Notice. Such option shall be exercised by delivery by the Executive Stockholder or the non-selling stockholder of written notice to the Selling Investor. Alternatively, each Investor may within the same 15-day period, notify the Selling Investor of its desire to participate in the sale of the Investor Stock, pursuant to Section 8.2(a) of this Agreement, on the terms set forth in the Investor Sale Notice, and the number of shares it wishes to sell.

                        (ii) Remaining Investor Stock. In the event options to purchase have been exercised by the Executive Stockholder and the non-selling Investors, with respect to some but not all of the Investor Stock, the Executive Stockholder and those Investors who have exercised their options within the 15-day period specified in Section 8.1(a) shall have an additional option, for a period of five (5) days next succeeding the expiration of such 15-day period, to purchase all or any part of the balance of such Investor Stock on the terms and conditions set forth in the Investor Sale Notice, which option shall be exercised by the delivery of written notice to the Selling Investor. In the event there are two or more such persons or entities that choose to exercise the last-mentioned option for a total number of Investor Stock in excess of the number available, the Investor Stock available for each of the Executive Stockholder's and the non-selling Investor's option shall be allocated to such person pro rata based on the number of shares of Common Stock, Class A, Class B, Class C or Class D Preferred Shares (on an as-converted basis), owned by the Executive Stockholder or non-selling Investor.

                        (iii) Closing. If the options to purchase the Investor Stock are exercised in full by the Executive Stockholder and the non-selling Investors, the Company shall immediately notify all of the exercising non-selling Investors or the Executive Stockholder of that fact. The closing of the purchase of the Investor Stock shall take place at the offices of the Company no later than ten (10) days after the date of such notice to the Executive Stockholder and the non-selling Investors.

                        (iv) Valuation. In the event the consideration for the Investor Stock as disclosed in the Investor Sale Notice is other than cash, a promissory note or a combination thereof, the price for the Investor Stock shall be the value of that consideration as agreed to by the Selling Investor and the Executive Stockholder or the non-selling Investor or, if no agreement can be reached as to the valuation of such consideration, the fair market value of such consideration as determined by two appraisers (the "Original Appraisers") (one appraiser appointed by the Selling Investor and one appraiser appointed by the Executive Stockholder or the non-selling Investor). In the event the Original Appraisers are unable to agree on a fair market value within twenty (20) days after they are appointed and further negotiations, in the opinion of the Original Appraisers, would not result in an agreement, the Original Appraisers shall select a third appraiser (the "Independent Appraiser") who shall independently, within twenty (20) days after such appointment, make a determination of the value of the consideration. The fair market value of the consideration shall be the average of (a) the average of the appraised values of the Original Appraisers and (b) the appraised value of the Independent Appraiser. The Selling Investor and the Executive Stockholder or the non-selling Investor shall each bear the cost of its appraiser and shall share the cost equally of the Independent Appraiser, if any. Notwithstanding anything herein to the contrary, if an appraisal is used to determine the value of the consideration pursuant to this Section 8.2(b)(iv), the time periods provided for in Section 8.2(b)(i) shall be tolled from the time of the initial appointment of the three appraisers until a final appraised value is determined pursuant to this Section 8.2(b)(iv).

                (c)     Co-Sale among Investors.

                        (i) Failure to Exercise Option. If the Executive Stockholder and non-selling Investors do not exercise his or its options to purchase all of the Investor Offered Shares within the periods described in this Agreement ("the Investor Option Period"), each Investor, which has, pursuant to
Section 8.2(b), expressed a desire to sell shares in the transaction (a "Participating Other Investor"), shall be entitled to do so pursuant to this Section. The Selling Investor shall use his best efforts to interest the Investor Offeror in purchasing, in addition to the Investor Offered Shares, the shares the Participating Other Investors wish to sell. If the Investor Offeror does not wish to purchase all of the shares made available by the Selling Investor and the Participating Other Investors, then each Participating Other Investor and the Selling Investor shall be entitled to sell, at the price and on the terms and conditions set forth in the Investor Sale Notice, a portion of the shares being sold to the Investor Offeror, in the same proportion as such Selling Investor or Participating Other Investor's ownership of Class C and Class D Preferred Shares (on an as-converted basis) bears to the aggregate number of Class C and Class D Preferred Shares (on an as-converted basis) owned by the Selling Investor and the Participating Other Investors. The transaction contemplated by the Investor Sale Notice shall be consummated not later than sixty (60) days after the expiration of the Investor Option Period.

                        (ii) Co-Sale. If the Participating Other Investors do not elect to sell the full number of shares which they are entitled to sell pursuant to Section 8.2(b), the Selling Investor shall be entitled to sell to the Investor Offeror, according to the terms set forth in the Investor Sale Notice, that number of his own shares which equals the difference between the number of shares desired to be purchased by the Investor Offeror and the number of shares the Participating Other Investors are entitled to sell pursuant to
Section 8.2(b). If the Selling Investor wishes to Transfer any such shares at a price per share which differs from that set forth in the Investor Sale Notice, upon terms different from those previously offered to the Executive Stockholder, or more than sixty (60) days after the expiration of the Investor Option Period, then, as a condition precedent to such transaction, such shares must first be offered to the Executive Stockholder on the same terms and conditions as given the Investor Offeror, and in accordance with the procedures and time periods set forth above.

                        (iii) Proceeds. The proceeds of any sale made by the Selling Investor without compliance with the provisions of this Section 8.3 shall be deemed to be held in constructive trust in such amount as would have been due the Participating Other Investors if the Selling Investor had complied with this Agreement.

                (d) Termination of Restrictions. The restrictions on the transfer of Investor Stock set forth in this Section 8.2 shall continue with respect to each share of the Investor Stock until the date on which such Investor Stock has been transferred in a transaction permitted by this Section (except in a transfer involving a Permitted Transferee); provided in any event the restrictions on transfer set forth in this Section 8.2 will terminate on the consummation of a Triggering Event.


                8.3.    Preemptive Rights.

                (a) Except for the issuance of the Company's Capital Stock or securities (i) pertaining to options or rights to acquire up to 1,360,400 shares of Capital Stock existing on the date of this Agreement, (ii) pursuant to a public offering if the managing underwriter of such public offering advises the Company in writing that in its opinion it is necessary for the Purchasers to waive their respective preemptive rights granted hereunder in order for the public offering to achieve its maximum benefit, (iii) comprising 238,600 shares of additional stock or option issuances to Employees of the Company pursuant to a stock option plan of the Company that are reserved for issuance on the date of this Agreement, (iv) shares issued by the Company at the Second Closing, or (v) shares issued upon conversion of the Class A, Class B, Class C or Class D Preferred Shares, if the Company at any time after the date of this Agreement authorizes the issuance or sale of any Capital Stock of the Company or any securities of the Company containing options or rights to acquire any shares of Capital Stock (other than as a dividend on the outstanding Capital Stock), the Company shall first offer to sell to each Purchaser a portion of such Capital Stock or other securities up to the percentage of Common Stock (on an as-converted basis, after giving effect to conversion) held by such Purchaser at the time of such issuance.

                (b) In order to exercise its purchase rights hereunder, each Purchaser must, within twenty (20) days after receipt of written notice from the Company describing in reasonable detail the Capital Stock or securities being offered, the purchase price thereof and the payment terms, deliver a written notice to the Company describing its election hereunder.

                (c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such Capital Stock or securities which the Purchasers have not elected to purchase during the one hundred twenty
(120) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Purchasers. Any Capital Stock or securities offered or sold by the Company to any Person after such 120-day period must be reoffered to the Purchasers pursuant to the terms of this
Section 8.2.

                (d) The restrictions set forth in this Section 8.3 will terminate on the consummation of a Triggering Event.

                        8.4. Reservation of Common Stock. For so long as the Class D Preferred Shares are convertible, the Company shall reserve that number of shares of Common Stock issuable upon conversion of the Class D Preferred Shares, which shares shall not be subject to any preemptive or other similar rights (collectively, the "Reserved Shares").

                        8.5. Use of Proceeds. The Company shall use the proceeds from the sale of the Class D Preferred Shares under this Agreement for the following purposes:
                        (a) Payment of fees and expenses in connection with the transactions contemplated hereby, including those expenses set forth in Section 13.2 of this Agreement;

                        (b) Such amounts as may be due to Morgan Stanley & Co. Incorporated; and

                        (c)     the remainder for working capital purposes.

                        8.6. Access to Information. The Purchasers and their respective Representatives shall be entitled, upon reasonable notice, to make such investigation of the properties, business and operations of the Company and such examination of the books, records and financial condition of the Company as they reasonably request and to make extracts and copies of such books and records, provided, however, that any such Purchaser or its designee shall, if requested by the Company, execute the Company's standard confidentiality agreement. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances without material interference with the Company's normal business operations, and the Company and its Representatives shall use their respective best efforts to cooperate fully therein. No investigation by any Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company, the Executive Stockholder or the Partnership contained in this Agreement or the Transaction Documents. In order that the Purchasers may have full opportunity to make such physical, business, accounting and legal review, examination of the affairs of the Company and investigation as may be reasonably requested, the Company shall cause its Representatives to cooperate fully with the Representatives of the respective Purchasers in connection with such review and examination; provided that the Company shall not incur any material expense related thereto.

                        8.7. Confidentiality. Except as may be required by applicable law (including, without limitation, the federal securities laws and regulations or applicable exchange rules applicable to the parties and their Affiliates), any and all press releases, public statements and marketing and sales materials released by any of the parties hereto or their respective Affiliates regarding the transactions contemplated by this Agreement must be approved, in writing, by all of the other parties hereto; provided, however, that the Investors shall be entitled to disclose information with respect to their respective investments in the Company on any reports furnished to their respective investors or as otherwise required by Law.

                        8.8. Other Actions. Each party hereto agrees to execute and deliver such other documents and take such other actions as the other parties hereto may reasonably request for the purpose of carrying out the intent of this Agreement and the Transaction Documents. Each Purchaser shall use reasonable efforts, at no cost to himself or itself, to cooperate in the Company's efforts to undertake a public offering of its stock.

                        8.9. Updating of Information. The Company shall promptly deliver to each Purchaser any information concerning events subsequent to the date of this Agreement which is necessary to supplement the information contained in or made a part of the representations and warranties contained herein, including the schedules provided in connection with this Agreement, or delivered by the Company pursuant to any of the covenants contained herein, in order that the information contained herein or so delivered be complete and accurate in all material respects as of the Closing Dates. Notwithstanding the preceding sentence, for purposes of determining the parties' rights and obligations under this Agreement, the schedules delivered by the Company shall be deemed to include only that information contained therein on the date of this Agreement.

                        8.10. Year 2000 Covenant. The Company undertakes to promptly inform the Purchasers of any material deficiency or expected cost in complying with the Year 2000 Problem.

                        8.11.   Indemnity.

                        (a) The Company agrees to indemnify, defend and hold harmless each Investor (and such Investor's partners, directors, officers, members, stockholders, Employees, Affiliates, agents and permitted assigns) from and against any and all losses, claims, liabilities, damages, deficiencies, costs or expenses (including interest, penalties, and reasonable attorneys' fees, disbursements and related charges) (collectively, "Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representations, warranties, covenants or agreements of the Company contained in this Agreement or the Transaction Documents.

                        (b) Each Purchaser agrees to indemnify, defend and hold harmless the Company (and its partners, officers, directors, members, stockholders, Employees, Affiliates, agents and permitted assigns) from and against any and all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representations, warranties, covenants or agreements of such Purchaser contained in this Agreement.

                        8.12. Financial Statements, Reports, Etc. The Company shall furnish, to each Purchaser holding at least 300,000 Class D Preferred Shares, as adjusted for stock splits or dividends (or shares of Common Stock representing the conversion of at least 300,000 Class D Preferred Shares):

                        (a) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, (i) an audited financial statement of the Company as of the end of such fiscal year, together with the related statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with GAAP and certified by a firm of independent public accountants selected by the board of directors of the Company (the "Board") and approved by the Purchasers (the "Annual Financial Statement"), (ii) any related management letters from such accounting firm and (iii) a discussion and summary of the Company's operations prepared in compliance with Item 303 of Regulation S-K, Management's Discussion and Analysis of Financial Condition and Results of Operations, as promulgated by the SEC. The Annual Financial Statement should also include comparative statements from the prior fiscal year and the most recent 12-month budget delivered by the Company pursuant to Section 8.11(c) of this Agreement;

                        (b) as soon as available, and in any event within fifteen (15) days after the end of each month in each fiscal year (other than the last month in each fiscal year) a balance sheet of the Company and the related statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with GAAP (except that such unaudited financial statements need not contain all of the required footnotes and shall be subject to normal, recurring non-material year-end adjustments) and certified by the chief financial officer of the Company (the "Monthly Balance Sheet"). The Monthly Balance Sheet shall be accompanied by (i) the monthly management report describing the current status of the Company and its operations and prospects, including a head count and (ii) a statement of all contingent obligations of the Company not included as entries on the Monthly Balance Sheet. The Monthly Balance Sheet should be prepared as of the end of such month with statements of income, stockholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year and the most recent 12-month budget delivered by the Company pursuant to Section 8.11(c) of this Agreement; and which shall specifically note and describe all expenditures (in any single transaction or series of related transactions) in excess of $50,000 not included in the most recent 12 month budget delivered by the Company pursuant to Section 8.11(c);

                        (c) as soon as available, and in any event no later than thirty (30) days prior to the start of each fiscal year, a business plan and capital and operating expense budget, including cash flow projections, income and loss projections, balance sheet projections and plans for incurrences of indebtedness for the Company in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis (the "Annual Plan"), and, promptly after preparation, any revisions to any of the foregoing. The Annual Plan shall not be effective until a majority of the Board, which majority shall include the Class C Representatives and the Class D Representatives, shall have approved such Annual Plan. A copy of the Company's capital and operating and expense budget for the remainder of the current fiscal year is attached hereto as Schedule 8.11(c);

                        (d) any document relating to the affairs of the Company delivered to the stockholders of the Company or delivered broadly to the financial community, including any filings by the Company with any securities exchange, the SEC or the National Association of Securities Dealers, Inc.;

                        (e) promptly, and in any event within five (5) days after such notice has been received by the Company, notice of any material litigation or an adverse claim, dispute or any other development which may be deemed material to operations, assets or properties of the Company; and

                        (f) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company that the Purchasers reasonably may request.

                        (g) The obligations of this Section 8.12 shall terminate on the consummation of a Triggering Event.

                        8.13. Indemnification of Directors and Officers. The Company shall provide indemnification for its directors and officers that is reasonably satisfactory to the Purchasers' respective Representatives, including, but not limited to, maintenance of the indemnification agreements to be executed pursuant to Section 12.1(m) hereof.

                        8.14.   Qualified Small Business Stock Status.

                        (a) The Company hereby covenants that it shall use its commercially reasonable efforts to cause such shares or shares of Common Stock issuable upon conversion of the Class D Preferred Shares (the "Conversion Shares") to continue to constitute Qualified Small Business Stock so long as such shares or Conversion Shares are held by Investors (or held by Affiliates or by Permitted Transferees of Investors in whose hands the shares or Conversion Shares are eligible to qualify as Qualified Small Business Stock; provided, however, that "commercially reasonable efforts" as used in this Section 8.14 shall not be construed to require the Company to operate its business in a manner which would adversely affect its business, limit its future prospects or alter the timing or resource allocation related to its planned operations or financing activities.

                        (b) The Investors hereunder shall have the right to request from the Company a certificate, executed by the Company's Chief Executive Officer or Chief Financial Officer, informing such Investor, to the best of the Company's knowledge, whether such Investors' interest in the Company constitutes Qualified Small Business Stock, as of the date of such request. The Company shall provide such certificate to the Investor within ten (10) days of such Investor's request. The Company's obligation to furnish the certificate pursuant to this Section 8.14 shall continue notwithstanding the fact that a class of the Company's stock may be traded on an established securities market. Notwithstanding the foregoing, the Company shall notify the Investors hereunder of any action, pending or threatened, by any state or federal agency, that questions or challenges the status of the shares of Class D Preferred Shares or Conversion Shares as Qualified Small Business Stock.

                        (c) In addition to the foregoing certificate, the Company shall submit to the Internal Revenue Service and the California Franchise Tax Board any reports, forms, schedules or other filings required to be submitted under Section 1202, related Treasury Regulations or required under California state laws or regulations pertaining to the issuance of qualified small business stock (collectively, the "Required Reports"). The Company shall submit copies of the Required Reports to the Investors.

                        8.15    Management Rights Agreement.

                        (a)     For so long as TCV III (Q), L.P. ("TCV III
(Q)") owns any Capital Stock of the Company and in the event that a representative of TCV III (Q). is not appointed to the Board pursuant to
Section 9.1(a)(iv) of this Agreement, TCV III (Q) and the Company shall enter into a Management Rights Agreement pursuant to which a representative of TCV III (Q) shall have the right to (i) be notified of and attend all meetings of the Board in a non-voting advisory capacity, (ii) consult with and advise Company management on significant business issues at reasonable times established with the Company and (iii) examine the records of the Company, subject to customary confidentiality restrictions on the use of such information at reasonable times established with the Company. This provision shall terminate upon consummation of an initial public offering or upon a Triggering Event.

                        (b) For so long as Morgan Stanley Venture Partners III, L.P. or any of its affiliates (collectively "MSVP III") owns any Capital Stock of the Company and in the event that a representative of MSVP III is not appointed to the Board pursuant to Section 9.1(a)(iv) of this Agreement, MSVP III and the Company shall enter into a Management Rights Agreement pursuant to which a representative of MSVP III shall have the right to (i) be notified of and attend all meetings of the Board in a non-voting advisory capacity and receive all materials distributed to Board members, (ii) consult with and advise Company management on significant business issues at reasonable times established with the Company and (iii) examine the records of the Company, subject to customary confidentiality restrictions on the use of such information at reasonable times established with the Company. This provision shall terminate upon consummation of an initial public offering or upon a Triggering Event.

                        8.16 Key Man Life Insurance. The Company hereby agrees to maintain Key Man Life Insurance on the Executive Stockholder in the amount of Three Million Dollars ($3,000,000) and obtain within sixty (60) days following the First Closing Date and thereafter, maintain Key Man Life Insurance on one other executive of the Company approved by the Board of Directors including the directors elected by the holders of Class C and Class D Preferred Shares as provided in Section 9(a) in the amount of One Million Dollars ($1,000,000).


                9.      BOARD OF DIRECTORS AND CORPORATE GOVERNANCE.

                        (a) Following the date of this Agreement, the Executive Stockholder, the Partnership, and the Purchasers shall vote all of their respective voting stock of the Company, and shall promptly take all other necessary or desirable actions within their control (whether in the capacity as a stockholder or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings, and calling special Board and stockholder meetings), so that:

                                (i)    the Board shall consist of eight (8)
                                       directors, to be appointed as follows:

                                (A)    two (2) of such directors shall be
                         appointed by the holders of the Class C Preferred Shares (collectively, the "Class C Representatives");

                                (B)    two (2) of such directors shall be
                         appointed by the holders of the Class D Preferred Shares (collectively, the "Class D Representatives" and, together with the Class C Representatives, the "Investor Representatives") one of which shall be designated by New Enterprise Associates, VIII, L.P., its Affiliates and successors-in-interest (the "NEA Representative") and one of which shall be designated by Technology Crossover Management III, L.L.C. ("TCM III"), its Affiliates and successors-in-interest (the "TCV Representative");

                                (C)    two (2) of such directors shall be
                         appointed by the holders of the Company's Common Stock; and

                                (D)    the remaining two (2) such directors
                         shall be appointed by all holders of equity securities of the Company.

                         (ii)   at the election of the Company, the size
of the Board shall be increased to nine (9) directors, with the additional member of the Board to be appointed by the majority vote of all holders of equity securities of the Company;

                         (iii)  the Investor Representatives shall not
be representatives of competitors of the Company. The parties hereto agree that any employee of the Prior Investor or Baker Capital Partners, L.L.C., New Enterprise Associates, VIII, L.P., or any member of Technology Crossover Management III, L.L.C. shall be deemed not to be a representative of a competitor of the Company;

                         (iv)   the Investor Representatives shall have
the right to serve on all of the Company's committees. The Company shall promptly establish a Compensation Committee and an Audit Committee. All decisions of any committee shall require the consent of the Investor Representatives;

                         (v)    the removal from the Board or any
committee thereof (with or without cause) of any Investor Representative designated hereunder shall only be at the written request of, with respect to a Class C Representative, the holders of the Class C Preferred Shares, with respect to the NEA Representative, New Enterprise Associates, its Affiliates and successors-in-interest, and with respect to the TCV Representative, TCM III, its Affiliates and successors-in-interest, provided that such group of holders shall make such request if the Company has good cause to request the removal of such Investor Representative;

                         (vi)   in the event that any Investor
Representative designated hereunder for any reason ceases to serve as a member of the Board (or any committee thereof) during his or her term of office, the resulting vacancy on the Board may be filled by a representative designated by, with respect to a Class C Representative, the holders of Class C Preferred Shares, and with respect to the NEA Representative, NEA, its affiliates and successors-in-interest, and with respect to the TCV Representative, TCM III, its Affiliates; and successors-in-interest;

                                (vii)  each Investor Representative shall have
the right to serve on the Board until the point in time in which the group of holders originally appointing such Investor Representative ceases to hold any Registrable Securities.

                        (b) The terms of this Section 9 shall terminate on the consummation of a Triggering Event.

                10.     TRANSFER RESTRICTIONS; PRIVATE PLACEMENT.

                        10.1.   Transfer Restrictions; Private Placement.

                        (a) Each Purchaser understands and agrees that the Class D Preferred Shares have not been registered under the Securities Act, and that accordingly they will not be fully transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Each Purchaser acknowledges that it must bear the economic risk of the Class D Preferred Shares for an indefinite period of time (subject, however, to the Company's obligation to redeem the Class D Preferred Shares at the election of the Purchasers in accordance with the terms thereof, and to the Company's obligation to effect the registration of the Registrable Securities under the Securities Act in accordance with Section 11 of this Agreement) because they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

                        (b) The Purchasers agree with the Company that the certificates evidencing the Class D Preferred Shares will bear the following legend:

                        "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT
                BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT. THE SECURITES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SECURITIES PURCHASE AND STOCKHOLDER AGREEMENT BETWEEN THE COMPANY, THE PARTNERSHIP, THE EXECUTIVE STOCKHOLDER, THE PRIOR INVESTOR AND THE PURCHASERS, DATED AS OF SEPTEMBER 10, 1999, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                        (c) The legend endorsed on the certificates pursuant to Section 10.1(b) of this Agreement shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) the securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act and
(iii) such securities may be sold by the holder without restriction or registration under Rule 144(k) under the Securities Act (or any successor provision).

                        (d) Prior to a Triggering Event, the Executive Stockholder and the Partnership may only sell or transfer his or its Capital Stock in the Company to a Permitted Transferee, who shall as a condition to such transfer agree in writing to be bound by the terms of this Agreement. In connection with such sale or transfer, such transferor shall, unless waived by the Investors, require the transferee to agree to become a party to this Agreement and be bound by the provisions of Sections 9 and 10 of this Agreement. Any transfer in violation of this Section 10.1(d) shall be null and void.

                        (e) The Company will reissue any Capital Stock of the Company held by the Executive Stockholder and the Partnership and transferred in accordance with this Section 10.1 with new stock certificates bearing the following legend:

                        "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT. THE SECURITES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SECURITIES PURCHASE AND STOCKHOLDER AGREEMENT BETWEEN THE COMPANY, THE PARTNERSHIP, THE EXECUTIVE STOCKHOLDER, THE PRIOR INVESTOR AND THE PURCHASERS, DATED AS OF SEPTEMBER 10, 1999, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                11.     REGISTRATION.

                        11.1    Demand Registrations.

                        (a) Requests for Registration. Subject to Sections 11.1(b) and (c) below, at the request of the holders of at least 50% of the Registrable Securities, at any time after the first anniversary of the First Closing Date, the Company shall register under the Securities Act of all or part of its Registrable Securities on Form S-1, or any similar long-form of registration ("Long-Form Registration"), or, if available, on Form S-2 or S-3 or any similar short-form of registration

("Short-Form Registration"). Each request for a Demand Registration shall specify the number of Registrable Securities requested to be registered and the proposed underwriter. Within ten (10) days after receipt of any such request, the Company will give written notice of such requested registration to all other holders (if any) of Registrable Securities and, subject to Section 11.1(d) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice. All registrations requested pursuant to this Section 11.1(a) are referred to herein as "Demand Registrations."

                        (b) Long-Form Registrations. The Purchasers will be entitled to request (i) one (1) Demand Registration, prior to a Qualifying IPO offered by the Company, to compel the Company to effect an initial public offering and (ii) two (2) Long Form Demand Registrations after an initial public offering, in either case in which the Company will pay all Registration Expenses (as defined in Section 11.5 of this Agreement). A registration will not count as one of such Demand Registrations until it has become effective and the parties requesting such registration have sold all of their Registrable Securities requested to be included thereunder.

                        (c) Short-Form Registrations. In addition to the Long-Form Demand Registrations provided pursuant to Section 11.1(b), the Purchasers will be entitled to request unlimited Short-Form Registrations, provided that the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $1 million and the requesting Purchasers may request only two Short-Form Registrations each in any 12-month period. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities. The Company will pay all Registration Expenses with respect to Short-Form Registrations.

                        (d) Limitation on Requirement to File or Amend Registration Statement. If the Company is required to effect a registration pursuant to this Section 11.1, and the Company furnishes to the party requesting such registration a certificate signed by the President of the Company stating that in the good faith judgment of the Board such registration would prematurely and adversely disclose facts involving an acquisition, disposition, financing or other material transaction of the Company, and that the Company has determined in good faith that the making of such a filing, supplement or amendment at such time would materially adversely affect or interfere with such transaction, acquisition or financing of the Company, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request for such registration from such party; provided that during such time the Company may not file a Registration Statement for securities to be issued and sold for its own account or that of anyone other than the party requesting such registration, and that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

                        (e) Priority in Demand Registrations. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the

Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering (the "Offering Quantity"), the Company will include in such registration securities in the following priority:

                                (i)    first, all Registrable Securities
requested to be included by any holders thereof, and if the number of such holders' securities requested to be included exceeds the Offering Quantity, then the Company shall include only each such requesting holder's pro rata share of the available Offering Quantity, based on the amount of Registrable Securities requested to be sold for the account of each such holder; and

                                (ii)   second, the securities proposed to be
sold for the account of the Company; and

                                (iii)  third, to the extent (and only to the
extent) that the Offering Quantity exceeds the aggregate amount of securities to be sold for the account of the Company and Registrable Securities which are requested to be included in such registration, the Company will include in such registration any other securities to be included in the offering.

Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company's expense must pay their share of the Registration Expenses as provided in Section 11.5 of this Agreement.


                        (f) Restrictions on Demand Registrations. The Company will not be obligated to effect any Long Form Demand Registration within one hundred eighty (180) days after the effective date of a previous Long Form Demand Registration.

                        (g) Selection of Underwriters. In connection with a Demand Registration and any other registration of securities of the Company that is an underwritten offering, lead book-running manager to administer the offering shall be selected by the holders of a majority of the Registrable Securities initiating such registration, such selection to be subject to the Company's approval which will not be unreasonably withheld.

                        (h) Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, without the prior written consent of all of the Purchasers.

                        (i) Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to the Purchasers by the Company under Sections 11.1 and 11.2 may be transferred or assigned by any of the Purchasers only to a transferee or assignee who acquires 20% of the Capital Stock of the Company purchased pursuant to this Agreement or the Prior Investor Agreement, as applicable, by the party desiring such transfer or assignment (subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned. Notwithstanding the foregoing, such registration rights may be transferred, in whole or in part, without regard to the number of shares transferred, in connection with the transfer of Registrable Securities by a Purchaser to a partner or other equity owner (or their partners, shareholders or members) in or an Affiliate of, respectively, such Purchaser.

                        11.2.   Piggyback Registrations.

                        (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration or a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), whether or not for sale for its own account, the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within thirty (30) days after the receipt of the Company's notice.

                        (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

                        (c) Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included on a secondary basis in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such primary or secondary offering (the "Company Offering Quantity"), the Company will include in such registration securities in the following priority:

                                (i)    first, the Company will include the
securities the Company proposes to sell; and

                                (ii)   second, the Company will include all
Registrable Securities requested to be included by any holders thereof, and if the number of such holders' securities requested to be included exceeds the Company Offering Quantity, then the Company shall include only each such requesting holder's pro rata share of the Company Offering Quantity (remaining after sales by the Company), based on the amount of securities held by such holder.

                        (d) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 11.1 or pursuant to this Section 11.2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible into or exchangeable or exercisable for its equity securities under the

Securities Act (except on Form S-4 or S-8 or any successor or similar form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of such previous registration.

                        11.3.   Market Standoff Agreements.

                        (a) To the extent not inconsistent with applicable law, each Purchaser agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 of the Securities Act) of Registrable Securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities that such Purchaser owns prior to the effective date of the Company's initial public offering, during the seven (7) days prior to, and during the 180-day period beginning on, the effective date of the Company's first underwritten registration, unless the underwriters managing the registered public offering otherwise agree; provided that such restrictions shall not be more restrictive in duration or scope than restrictions imposed on (i) any Person which has been granted registration rights by the Company, (ii) any officer or director of the Company or (iii) any 1% holder of equity securities of the Company; and provided further, that except with regard to shares purchased pursuant to the IPO Allocation (defined below), such restrictions shall not apply to equity securities purchased in or after such underwritten registration. Notwithstanding the foregoing, any discretionary waiver of this Section by the Company or underwriters shall apply to all persons subject to such agreements pro rata based on the number of shares subject to such agreements.

                        (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the 60-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor or similar form), unless the underwriters managing the public offering otherwise agree and (ii) to cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, other than a Purchaser purchased from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 of the Securities Act) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the public offering otherwise agree.

                        11.4. Registration Procedures. Whenever the Company is required to register its securities pursuant to Sections 11.1 and 11.2 of this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                        (a) prepare and within sixty (60) days (or forty-five (45) days with respect to any Short-Form Registration) after the end of the period within which requests for registration may be given to the Company file with the SEC a registration statement with respect to such

Registrable Securities and thereafter use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities initiating such registration statement copies of all such documents proposed to be filed, which documents will be subject to review of such counsel);

                        (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than one hundred eighty (180) days (subject to extension pursuant to Section 11.7(b)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                        (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                        (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                        (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (a "Changing Event") as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will as soon as possible prepare and furnish to such seller (a "Correction Event") a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such

Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                        (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system;

                        (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                        (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

                        (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, Employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                        (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                        (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

                        (l) use its best efforts to obtain one or more comfort letters, dated the effective date of such registration statement (and, if such registration includes a public offering, dated the date of the closing under the underwriting agreement), signed by the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request; and

                        (m) use its best efforts to provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (and, if such registration includes a public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

                        11.5.   Registration Expenses.

                        (a) All expenses incident to the Company's performance of or compliance with the registration rights provided for under this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions, which will be paid by the sellers of Registrable Securities) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, and the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its Employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system; provided, however, that if a registration under Section 11.1 is withdrawn at the request of the holders of Registrable Securities (other than as a result of adverse information concerning the business or financial condition of the Company which is made known to the holders of Registrable Securities after the date on which such registration was requested) and if the holders of Registrable Securities elect not to have such registration counted as a registration requested under Section 11.1, each requesting holder of Registrable Securities shall pay the Registration Expenses of such registration pro rata in accordance with the number of his shares to have been included in such registration.

                        (b) In connection with each Demand Registration and Piggyback Registration, the Company will reimburse any holder of Registrable Securities which avails itself of such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities initiating such registration.

                        (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of Registrable Securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder's Registrable Securities so included, and any Registration Expenses not so allocable will be borne by all sellers of

Registrable Securities included in such registration in proportion to the aggregate selling price of the securities to be so registered (other than an opinion as to the authority of such holder to take any action in connection with such registration).

                        11.6.   Indemnification.

                        (a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, the Investors and their respective Representatives and each Person who controls such Investor or Representative within the meaning of the Securities Act against any Losses, joint or several, to which any Investor or its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will the Investors and their respective Representatives for any legal or any other expenses incurred by them in connection with investigating or defending any such Loss, action or proceeding; provided, however, that the Company shall not be liable in any such circumstance to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by an Investor or its Representatives expressly for use therein or by the failure of an Investor to deliver a copy of the registration statement or prospectus, or any amendments or supplements thereto, after the Company has furnished such Investor with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify the underwriters and their respective officers and directors to the same extent as provided above with respect to the indemnification of the Investors.

                        (b) In connection with any registration statement in which an Investor is participating, such Investor will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, such Investor will indemnify and hold harmless the Company, its directors and officers and each other Person who controls the Company (within the meaning of the Securities Act) against any Losses, joint or several, to which the Company, its directors and officers and each other controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) the purchase or sale of Registrable Securities during any period beginning upon a Changing Event (as defined in Section 11.4(e)) and ending on a Correction Event (as defined in Section 11.4(e)), provided such Investor received proper written notice of such Changing Event pursuant to Section 11.4(e), (ii) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto or in any application, or (iii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to clauses (ii) and (iii) above, only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Investor expressly for use therein, and such Investor will reimburse the Company and each such director, officer and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such Loss, action or proceeding; provided, however, that the obligation to indemnify will be individual to such Investor and will be limited to the net amount of proceeds received by such Investor from the sale of Registrable Securities pursuant to such registration statement.

                        (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Such indemnifying party shall not, however, enter into any settlement with a party without obtaining an unconditional release of each indemnified party by such party with respect to any and all claims against each indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                        (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

                        11.7.   Participation in Underwritten Registrations.

                        (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s), provided that no Purchaser will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                        (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 11.4(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such
Section 11.4(e). In the event the Company shall give any such notice, the applicable time period mentioned in Section 11.4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this paragraph to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 11.4(e).

                        11.8. IPO Allocation. In the event of an initial public offering (regardless of whether such initial public offering is a Qualifying IPO), the holders of Class C Preferred Shares and Class D Preferred Shares (and Common Shares issued upon conversion of Class C Preferred Shares and Class D Preferred Shares) shall have the option, pro rata based upon the total number of Class C Preferred Shares and Class D Preferred Shares (and Common Shares issued upon conversion of Class C Preferred Shares and Class D Preferred Shares) held on the date of such offering, to purchase up to 5%, in the aggregate, of the shares of Capital Stock of the Company offered in such offering (the "IPO Allocation"), at the initial public offering price, under the terms set forth substantially in the form of Exhibit D hereto. Any shares so purchased shall be subject to the restrictions contained in Section 11.3(a) of this Agreement.

                        11.9. Current Public Information. At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the SEC thereunder, and will use commercially reasonable best efforts to take such further action as any Investor may reasonably request, all to the extent required to enable any of the Investors to sell Registrable Securities pursuant to Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC.

                        11.10. Adjustment Affecting Registrable Securities. Except as otherwise provided herein, the Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of any Purchaser to include Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

                12.     CONDITIONS TO CLOSING.

                        12.1. Conditions of Obligations of the Purchasers. The obligation of each Purchaser to purchase and pay for the Class D Preferred Shares which it has agreed to purchase on the Closing Dates is subject to the fulfillment prior to or on the Closing Dates of the following conditions, any of which may be waived in whole or in part by any Purchaser with respect to such Purchaser:

                        (a)     Representations and Warranties.  The
representations and warranties of the Company, the Executive Stockholder and the Partnership under this Agreement shall be deemed to have been made again on each Closing Date and shall then be true and correct.

                        (b) Compliance with Agreement. The Company, the Executive Stockholder and the Partnership shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by such parties on or before each Closing Date.

                        (c) Approvals. The Company shall have obtained any and all consents, waivers, approvals or authorizations, with or by any Governmental Body or any other Person required for the valid execution of this Agreement and the transactions contemplated hereby.

                        (d) No Material Adverse Change. Since July 31, 1999, there shall not have been a Material Adverse Change.

                        (e) Certificate of Officer. The Company shall have delivered to the Purchasers a certificate dated each Closing Date, executed by its Chief Executive Officer, certifying the satisfaction of the conditions specified in paragraphs (a), (b), (c), (d), (g) and (j) of this Section 12.1.

                        (f) Diligence. The Purchasers shall have completed their due diligence investigation of the Company and shall be satisfied in their sole discretion with the results of its review of the Company.

                        (g) Seniority of Class D Preferred Shares. The Company shall have taken all necessary steps to ensure the seniority of the Class D Preferred Shares together with the Class C Preferred Shares, with respect to the right of payment as to dividend distributions and distributions upon liquidation, to any junior Capital Stock of the Company, including Common Stock.

                        (h) Opinion of the Company's Counsel. The Purchaser shall have received from Stauffer, Mannix, Rommel, Decker and Dulany, L.L.C., counsel for the Company, a favorable opinion dated each Closing Date, substantially in the form attached hereto as Exhibit A.

                        (i)     Certificates of Designation.

                                (i)    The Certificate of Designation relating
to the Class C Preferred Shares and the Class D Preferred Shares, substantially in the form of Exhibit B hereto (the "Class C and D Certificate of Designation"), shall have been duly adopted and executed and filed with the Secretary of State of the State of Delaware, the Company shall not have adopted or filed any other document designating terms, relative rights or preferences of the Class C and Class D Preferred Shares, the Class C and D Certificate of Designation shall be in full force and effect as of the First Closing under the laws of Delaware and shall not have been amended or modified, and a copy of the Class C and D Certificate of Designation certified by the Secretary of State of the State of Delaware shall have been delivered to counsel for the Purchasers.

                                (ii)   Amendments in connection with this
Agreement shall be made to the Certificate of Designation relating to the Class A Preferred Shares (the "Class A Certificate of Designation"), shall have been duly adopted and executed and filed with the Secretary of State of the State of Delaware, the Company shall not have adopted or filed any other document designating terms, relative rights or preferences of the Class A Preferred Shares, the Class A Certificate of Designation shall be in full force and effect as of the First Closing under the laws of Delaware and shall not have been amended or modified, and a copy of the Class A Certificate of Designation certified by the Secretary of State of the State of Delaware shall have been delivered to counsel for the Purchasers. The Class A Certificate of Designation shall be amended to reflect a fixed conversion of the Class A Preferred Shares at $8.55 per share.

                                (iii)  Amendments in connection with this
Agreement shall be made to the Certificate of Designation relating to the Class B Preferred Shares, (the "Class B Certificate of Designation"), shall have been duly adopted and executed and filed with the Secretary of State of the State of Delaware, the Company shall not have adopted or filed any other document designating terms, relative rights or preferences of the Class B Preferred Shares, the Class B Certificate of Designation shall be in full force and effect as of the First Closing under the laws of Delaware and shall not have been amended or modified, and a copy of the Class B Certificate of Designation certified by the Secretary of State of the State of Delaware shall have been delivered to counsel for the Purchasers.

                        (j) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and the performance of the Certificate of Designation, including without limitation the offer, sale, issuance and delivery of the Class D Preferred Shares.

                        (k) Market Standoff Agreements. Each holder of Capital Stock of the Company, other than the Investors shall have executed and delivered to the Company a market standoff agreement effective for a period of up to one hundred eighty (180) days following an underwritten public offering of securities of the Company , in the form attached here to as Exhibit E.

                        (l) Certificate of Incorporation. Amendments in connection with this Agreement shall be made to the Certificate of Incorporation of the Company (the "Charter"), shall have been duly adopted and executed and filed with the Secretary of State of the State of Delaware, the Company shall not have adopted or filed any other document designating terms, relative rights or preferences, the Charter shall be in full force and effect as of the First Closing under the laws of Delaware and shall not have been amended or modified, and a copy of the Charter certified by the Secretary of State of the State of Delaware shall have been delivered to counsel for the Purchasers.

                        (m) Indemnification Agreements. The Company will enter into and deliver to the Purchasers indemnification agreements in the form of Exhibit F with its directors.

                        (n) Supporting Documents. Each Purchaser shall have received the following:

                                (i)    Copies of resolutions of the Board and
the stockholders of the Company, certified by the Secretary of the Company, authorizing and approving the amendments reflected in the Certificates of Designation and Charter and, as to the Board, the execution, delivery and performance of this Agreement and the Transaction Documents and the performance of the Certificate of Designation and all other documents and instruments to be delivered pursuant hereto and thereto;

                                (ii)   A certificate of incumbency executed by
the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (i) above and further certifying that the certificate of incorporation and by-laws of the Company delivered to the Purchasers at the time of the execution of this Agreement have been validly adopted and have not been amended or modified, except to the extent provided in the Certificate of Designation; and

                                (iii)  Such additional supporting documentation
and other information with respect to the transactions contemplated hereby as the Purchasers or their respective counsel may reasonably request.

                        (o) Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions, shall be reasonably satisfactory in form and substance to the Purchasers and to their counsel.

                        (p)     Management Rights Agreement. Each of TCV III
(Q) and MSVP III shall enter into a Management Rights Agreement with the Company substantially in the form attached hereto as Exhibit G.

                        (q) IPO Allocation Agreement. The holders of Class C and Class D Preferred Shares and the Company shall enter into an IPO Allocation Agreement substantially in the form attached hereto as Exhibit D.

                        12.2. Conditions of Company's Obligations. The Company's obligation to issue and sell the Class D Preferred Shares to all of the Purchasers on the Closing Dates is subject to the fulfillment prior to or on the Closing Dates of the following conditions, any of which may be waived in whole or in part by the Company:

                        (a)     Representations and Warranties.  The
representations and warranties of the Purchasers under this Agreement shall be deemed to have been made again on each Closing Date and shall then be true and correct in all material respects.

                        (b) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and the performance of the Certificate of Designation, including without limitation the offer, sale, issuance and delivery of the Class D Preferred Shares.

                        (c) Payment of Purchase Price. The Purchasers shall have delivered the Class D Purchase Price specified in Section 2.1 of this Agreement and in the manner specified in Section 2.2 of this Agreement.

                        (d) Approvals. The Purchasers shall have obtained any and all consents, waivers, approvals or authorizations, with or by any Governmental Body or any other Person required for the valid execution of this Agreement and the transactions contemplated hereby.

                13.     MISCELLANEOUS.

                        13.1.   Certain Definitions.

                        "Additional Shares Notice" shall have the meaning set forth in Section 8.1(a)(i) of this Agreement.

                        "Affiliate" of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
                        "Agreement" shall have the meaning set forth in the recitals of this Agreement.

                        "Annual Financial Statement" shall have the meaning set forth in Section 8.10(a) of this Agreement.

                        "Annual Plan" shall have the meaning set forth in
Section 8.10(c) of this Agreement.

                        "Benefit Plan" means each plan, program, policy, payroll practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA and each "multi-employer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

                        "Board" shall have the meaning set forth in Section 8.10(a) of this Agreement.

                        "Capital Stock" shall have the meaning set forth in
Section 4.1(b) of this Agreement.

                        "Certificate Designation" shall have the meaning set forth in Section 12.1(i) of this Agreement.

                        "Changing Event" shall have the meaning set forth in
Section 11.4(e) of this Agreement.

                        "Class C Preferred Shares" shall have the meaning set forth in the recital of this Agreement.

                        "Class C Representatives" shall have the meaning set forth in Section 9.1(a) of this Agreement.

                        "Class D Preferred Shares" shall have the meaning set forth in Section 1.1 of this Agreement.

                        "Class D Purchase Price" shall have the meaning set forth in Section 2.1 of this Agreement.

                        "Class D Representatives" shall have the meaning set forth in Section 9.1(a) of this Agreement.

                        "Closing Dates" shall have the meaning set forth in
Section 3 of this Agreement.

                        "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                        "Common Stock" means the common stock, par value $.005 per share, of the Company.

                        "Company" shall have the meaning set forth in the recitals of this Agreement.

                        "Company Benefit Plan" means each Benefit Plan (other than an Employee Agreement) which is now or previously has been sponsored, maintained, contributed to, or required to be contributed to, or with respect to which any withdrawal liability (within the meaning of Section 4201 of ERISA) has been incurred, by the Company or any ERISA Affiliate for the benefit of any Employee, and pursuant to which the Company, any Parent, any Subsidiary or any ERISA Affiliate has or may have any liability, contingent or otherwise.

                        "Company Offering Quantity" shall have the meaning set forth in Section 11.2(c) of this Agreement.

                        "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement, whether written or oral.

                        "Conversion Shares" shall have the meaning set forth in
Section 8.l4 of this Agreement. "Correction Event" shall have the meaning set forth in Section 11.4(e) of this Agreement.

                        "Demand Registrations" shall have the meaning set forth in Section 11.1(a) of this Agreement.

                        "Employee" means any current, former, or retired employee, officer, consultant, independent contractor, agent, officer or director of the Company.

                        "Employee Agreement" means each management, employment, severance, consulting, non-compete, confidentiality, or similar agreement or contract between the Company and any Employee, whether written or oral, pursuant to which the Company has or may have any liability contingent or otherwise.

                        "Environmental Law" means any Law concerning Releases into any part of the natural environment, or activities that might result in damage to the natural environment, or any Law that is concerned in whole or in part with the natural environment and with protecting or improving the quality of the natural environment and protecting public and employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (33 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.) and the Occupational Safety and Health Act ("OSHA") (29 U.S.C. Section 651 et seq.), as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and any and all analogous state or local statutes, and the regulations promulgated pursuant thereto, and any and all treaties, conventions and environmental public and employee health and safety statutes and regulations or analogous requirements of non-United States jurisdictions in which the Company conducts any business.

                        "Environmental Permit" means any Permit, variance, registration, or permission required under any applicable Environmental Laws.

                        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and any regulations promulgated or proposed thereunder.

                        "ERISA Affiliate" means each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company under Section 414(o) of the Code, or is under "common control" with the Company, within the meaning of Section 4001(a)(14) of ERISA.

                        "Executive Stockholder" shall have the meaning set forth in the recitals of this Agreement.

                        "Financial Statements" shall have the meaning set forth in Section 4.6 of this Agreement.

                        "First Closing" shall have the meaning set forth in
Section 3 of this Agreement.

                        "First Closing Date" shall have the meaning set forth in Section 3 of this Agreement.

                        "First Closing Purchase Price" shall have the meaning set forth in Section 2.1(a) of this Agreement.

                        "GAAP" means generally accepted accounting principles, as in effect in the United States.

                        "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

                        "Hazardous Materials" means any substance, material or waste which is regulated by any local, state or federal Governmental Body in the jurisdiction in which the Company conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including but not limited to, petroleum products, asbestos, radon and polychlorinated biphenyls.

                        "HMO" shall have the meaning set forth in Section 4.14(i) of this Agreement.

                        "IPO Allocation" shall have the meaning set forth in
Section 11.8 of this Agreement.

                        "Intellectual Property" shall have the meaning set forth in Section 4.12 of this Agreement.

                        "Investor Representatives" shall have the meaning set forth in Section 9.1(a) of this Agreement.

                        "Investors" shall have the meaning set forth in the recitals of this Agreement.

                        "Investor Sale Notice" shall have the meaning set forth in Section 8.1(b)(i) of this Agreement.

                        "Investor Stock" shall have the meaning set forth in
Section 8.1(b)(i) of this Agreement.

                        "IRS" means the Internal Revenue Service.

                        "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

                        "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

                        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

                        "Long-Form Registration" shall have the meaning set forth in Section 11.1(a) of this Agreement.

                        "Losses" shall have the meaning set forth in Section 8.9(a) of this Agreement.

                        "Material Adverse Change" means any material adverse change in the business, assets, liabilities, prospects, properties, results of operations or condition (financial or otherwise) of the Company, in the aggregate.

                        "Monthly Balance Sheet" shall have the meaning set forth in Section 8.10(b) of this Agreement.

                        "Mostafa Sale Notice" shall have the meaning set forth in Section 8.1(a)(i) of this Agreement.

                        "Mostafa Stock" shall have the meaning set forth in
Section 8.1(a)(i) of this Agreement.

                        "MSVP III" shall have the meaning set forth in Section 8.15(b) of this Agreement.

                        "Multi-Employer Plan" means each Company Benefit Plan which is a "multi-employer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

                        "Offering Memorandum" shall have the meaning set fort in
Section 4.8(a) of this Agreement.

                        "Offering Quantity" shall have the meaning set forth in
Section 11.1(e) of this Agreement.

                        "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

                        "Partnership" shall have the meaning set forth in the recitals of this Agreement.

                        "Pension Plan" means each Company Benefit Plan (other than a Multi-Employer Plan) which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

                        "Permits" means any approvals, authorizations, consents, licenses, permits or certificates by or of any Governmental Body.

                        "Permitted Transferee" means (a) in the case of the Executive Stockholder or the Partnership: (i) a Person to whom securities of the Company are transferred from such Executive Stockholder or the Partnership
(A) by will or the laws of descent and distribution or (B) by gift without consideration of any kind; provided that such transferee is the issue, adopted issue, stepchild, parent or spouse of such Executive Stockholder, (ii) a trust that is for the exclusive benefit of, or a partnership the partners of which are exclusively, such Executive Stockholder or his or her Permitted Transferees under (i) above, (iii) a Person to whom securities of the Company are transferred from such Executive Stockholder or Partnership with the consent of the Investors holding a majority of the Class C and Class D Preferred Shares, provided that such transferee must agree in writing to be bound by the terms and provisions of this Agreement, or (iv) the Company involving a conveyance under the terms of the Advanced Switching Communications, Inc. Preferred Stockholders Agreement, dated as of June 23, 1998 and the Advanced Switching Communications, Inc. Stockholders Agreement, dated as of October 15, 1998, between the Company and the Executive Stockholder; and (b) in the case of an Investor, (x) any Affiliate of such Investor and (y) any of such Investor's partners or other equity owners (or their shareholders, partners or members) or a liquidating trust or similar entity established for the purpose of holding assets prior to a distribution to such Investor's partners or other equity owners.

                        "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

                        "Piggyback Registration" shall have the meaning set forth in Section 11.2(a) of this Agreement.

                        Prior Investor" shall have the meaning set forth in the recitals of this Agreement.

                        "Prior Investor Agreement" shall have the meaning set forth in the recitals of this Agreement.

                        "Purchasers" shall have the meaning set forth in the recitals of this Agreement.

                        "Qualified Small Business Stock" shall have the meaning set forth in Section 4.34 of this Agreement.

                        "Qualifying IPO" means a firm commitment underwritten initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act, as then in effect (or any comparable statement under any similar federal statute then in force or effect), conducted by a lead book-running manager reasonably acceptable to the holders of the Class C and Class D Preferred Shares, which raises gross proceeds to the Company of at least $50.0 million and that implies a market capitalization for the Company immediately prior to such initial public offering of at least $250 million.

                        "Qualifying Merger" means a consolidation, merger or other similar combination for a total purchase price for the equity of the Company of at least $250 million, paid in the form of cash or marketable securities that either are freely tradable by the Purchasers or as to which there is an effective shelf or other registration statement permitting resales by the Purchasers.

                        "Real Property Lease" shall have the meaning set forth in Section 4.10(c) of this Agreement.

                        The term "register" means to register under the Securities Act and applicable state securities laws for the purpose of effecting a public sale of securities.

                        "Registrable Securities" means (i) any Class D Preferred Shares, (ii) any Class C Preferred Shares, (iii) any shares of Common Stock issued or issuable upon conversion of Class D or Class C Preferred Shares, (iv) any other shares of Common Stock held by any Investor, (v) Class B Preferred Shares held by the Prior Investor and any shares of Common Stock issued or issuable upon conversion of such Class B Preferred Shares and (vi) any shares of Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i), (ii), (iii), (iv) or (v) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Registrable Securities, such shares will cease to be Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with a registration statement covering them or (y) sold to the public pursuant to Rule 144 (or by similar provision under the Securities Act).

                        "Registration Expenses" shall have the meaning set forth in Section 11.5(a) of this Agreement.

                        "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the Company (or any subsidiary), including the movement of any Hazardous Material or other substance through or in the air, soil, surface water, groundwater or property.

                        "Representatives" of a Person means its officers, Employees, agents, legal advisors and accountants.

                        "Required Reports" shall have the meaning set forth in
Section 8.14(c) of this Agreement.

                        "Reserved Shares" shall have the meaning set forth in
Section 8.2 of this Agreement.

                        "Sale Notice" shall have the meaning set forth in
Section 10.2(a)(i) of this Agreement.

                        "Second Closing" shall have the meaning set forth in
Section 3 of this Agreement.

                        "Second Closing Date" shall have the meaning set forth in Section 3 of this Agreement.

                        "Second Closing Purchase Price" shall have the meaning set forth in Section 2.1(a) of this Agreement.

                        "Securities Act" means the Securities Act of 1933, as amended.

                        "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

                        "Selling Stockholder" shall have the meaning set forth in Section 8.1(a)(i) of this Agreement.

                        "Short-Form Registration" shall have the meaning set forth in Section 11.1(a) of this Agreement.

                        "Tag Along Sale" shall have the meaning set forth in
Section 10.2(a) of this Agreement.

                        "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                        "TCV III (Q)" shall have the meaning set forth in
Section 8.15(a) of this Agreement.

                        "Transaction Documents" shall have the meaning set forth in Section 4.2 of this Agreement.

                        "Triggering Event" means the earliest occurrence and successful closing of either (i) a Qualifying IPO or (ii) a Qualifying Merger.

                        "Welfare Plan" means each Company Benefit Plan which is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA.

                        "Year 2000 Problem" shall have the meaning set forth in Section 4.24 of this Agreement.

                        13.2. Expenses. Except as set forth in Section 11.1 of this Agreement, each party shall be responsible for all of its expenses incurred in connection with the transactions contemplated hereby (including, without limitation, attorneys' and accountants' fees); provided that upon the successful consummation of the transactions contemplated hereby, the Company shall, on the First Closing Date, pay the legal fees and expenses of counsel to the Purchasers (other than the Prior Investor and the Executive Stockholder), in an aggregate amount not to exceed $35,000.

                        13.3. Certain Provisions to Supersede Certain the Prior Investor Agreement Provisions. The Company, the Executive Stockholder, the Prior Investor and the Partnership hereby agree, and the Purchasers (other than Prior Investor and the Executive Stockholder) hereby acknowledge, that Sections 8.1, 8.2, 8.3, 9, , and 11.1 through 11.10 shall replace and supersede in all respects Sections 8.3, 8.15, 9.1, 10.2, 10.3 and 11.1 through 11.9, respectively, of the Prior Investor Agreement, and that the remainder of the Prior Investor Agreement shall remain in full force and effect following the date of this Agreement.

                        13.4. Specific Performance. Each of the parties hereto acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the other parties hereto and that the other parties hereto will not have an adequate remedy at law. Therefore, in addition to such other remedies as may be available hereunder and under applicable law, the obligations of each of the parties hereto under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

                        13.5. Several Liability of the Investors. All representations, warranties and covenants made or to be performed by the Investors under this Agreement shall be made or performed on a basis that is several but not joint.

                        13.6. Further Assurances. Each of the parties hereto agrees to execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

                        13.7. Submission to Jurisdiction; Consent to Service of Process.

                        (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the County of Fairfax, Commonwealth of Virginia over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                        (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 13.11 of this Agreement.

                        13.8. Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement among the parties hereto with respect to the subject matter of this Agreement and can be amended, supplemented or changed, and any provision of this Agreement can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                        13.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereunder which would specify the application of the law of another jurisdiction.

                        13.10. Table of Contents; Headings; Interpretive Matters. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement or thereof

                        13.11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, telecopied or mailed by certified mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):


                 If to the Company, to:

                 Advanced Switching Communications, Inc.
                 8330 Boone Boulevard
                 5th Floor
                 Vienna, Virginia  22182
                 Attention:  Asghar Mostafa
                 Facsimile:  (703) 448-5590

                 With a copy (which shall by itself not constitute notice) to:
                 Stauffer, Mannix, Rommel, Decker & Dulany, L.L.C.
                 8300 Greensboro Drive
                 Suite 1000
                 Vienna, Virginia  22102-3604
                 Attention:  Michael M. Mannix, Esq.
                 Facsimile:  (703) 827-0545

                 If to the Executive Stockholder or the Partnership, to:
                 Asghar Mostafa
                 8330 Boone Boulevard
                 5th Floor
                 Vienna, Virginia  22182
                 Attention:  Asghar Mostafa
                 Facsimile:  (703) 448-5590

                With a copy (which shall by itself not constitute notice) to:

                Stauffer, Mannix, Rommel, Decker & Dulany, L.L.C.
                8300 Greensboro Drive
                Suite 1000
                Vienna, Virginia  22102-3604
                Attention:  Michael M. Mannix, Esq.
                Facsimile:  (703) 827-0545

                If to the Prior Investor, to:

                BakerCommunications Fund, L.P.
                c/o Baker Capital Partners, LLC
                540 Madison Avenue
                New York, New York 10022
                Attention:  Edward W. Scott
                Facsimile:  (212) 486-0410

                With a copy (which shall by itself not constitute notice) to:
                Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                1333 New Hampshire Avenue, N.W.
                Suite 400
                Washington, D.C.  20036
                Attention:  Bruce S. Mendelsohn, Esq.
                Facsimile:  (202) 887-4288

       If to an Investor (other than the Prior Investor), to the address set forth on the signature page hereto applicable to such Investor, with such copies to be delivered as may be specified thereon (which copies shall alone not constitute notice).

                With a copy (which shall by itself not constitute notice) to:
                Piper & Marbury L.L.P.
                1850 Centennial Park Drive
                Reston, VA  20191
                Attention:  Nancy A. Spangler, Esq.
                Facsimile:  (703) 390-5299
                All notices are effective upon receipt or upon refusal if properly delivered.

                13.12. Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

                13.13. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any person or entity not a party to this Agreement except as provided below. Upon any assignment, the references in this Agreement to a Purchaser shall also apply to any such assignee unless the context otherwise requires.


                13.14. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                13.15 Aggregation of Shares. All Class C and Class D Preferred Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.



            [The remainder of this page intentionally left blank.]

                                                                 EXECUTION COPY

                                   PURCHASERS

                                   NEW ENTERPRISE ASSOCIATES VIII,
                                   LIMITED PARTNERSHIP

                                   By:  NEA Partners VIII, Limited Partnership



                                   By:  /s/ NANCY DORMAN
                                      ------------------------------------------
                                      Name:  Nancy Dorman
                                      Title: General Partner


                                   NEA PRESIDENTS' FUND, L.P.

                                   By:  NEA General Partners, L.P.



                                   By: /s/ NANCY DORMAN
                                      ------------------------------------------
                                      Name:  Nancy Dorman
                                      Title: General Partner


                                   NEA VENTURES 1999, L.P.



                                   By: /s/ NANCY DORMAN
                                      ------------------------------------------
                                      Name:  Nancy Dorman
                                      Title: Vice President

                                   New Enterprise Associates
                                   11911 Freedom Drive
                                   One Fountain Square
                                   Suite 580
                                   Reston, VA 20190
                                           Attention:  Arthur Marks
                                           Phone:      (703) 709-9499
                                           Fax"        (703) 834-7579

                                                                 EXECUTION COPY

                                  TCV III (GP)
                                  a Delaware General Partnership
                                  By:   Technology Crossover Management III,
                                        L.L.C.,
                                  Its:  General Partner



                                  By: /s/ ROBERT C. BENSKY
                                     -------------------------------------------
                                     Name:  Robert C. Bensky
                                     Title: Chief Financial Officer

                                  TCV III, L.P.
                                  a Delaware Limited Partnership
                                  By:   Technology Crossover Management III,
                                        L.L.C.,
                                  Its:  General Partner



                                  By:  /s/ ROBERT C. BENSKY
                                     -------------------------------------------
                                     Name:  Robert C. Bensky
                                     Title: Chief Financial Officer


                                  TCV III (Q), L.P.
                                  a Delaware Limited Partnership
                                  By:   Technology Crossover Management III,
                                        L.L.C.,
                                  Its:  General Partner



                                  By:  /s/ ROBERT C. BENSKY
                                     ------------------------------------------
                                      Name:  Robert C. Bensky
                                      Title: Chief Financial Officer

                                                                 EXECUTION COPY

                                  TCV III STRATEGIC PARTNERS, L.P.
                                  a Delaware Limited Partnership
                                  By:   Technology Crossover Management III,
                                        L.L.C.,
                                  Its:  General Partner



                                  By: /s/ ROBERT C. BENSKY
                                     -------------------------------------------
                                     Name:  Robert C. Bensky
                                     Title:  Chief Financial Officer


                                  Technology Crossover Ventures
                                  56  Main Street, Suite 210
                                  Millburn, NJ 07041
                                              Attention:  Robert C. Bensky
                                              Phone:    (973) 467-5320
                                              Fax:      (973) 467-5323

                                  Technology Crossover Ventures
                                  575 High Street, Suite 400
                                  Palo Alto, CA 94301
                                              Attention:  Richard H. Kimball
                                              Phone:    (650) 614-8220
                                              Fax:      (650) 614-8222


                                  BAKER COMMUNICATIONS FUND, L.P.,
                                    as the Purchaser


                                  By:   /s/ EDWARD SCOTT
                                     -------------------------------------------
                                     Name:  Edward Scott
                                     Title: Managing Director


                                  MOSTAFA INVESTMENTS LIMITED PARTNERSHIP
                                    as the Purchaser



                                  By:  /s/ ASGHAR MOSTAFA
                                     -------------------------------------------
                                  Name: Asghar Mostafa

                                                                 EXECUTION COPY

       IN WITNESS WHEREOF, the parties hereto have executed, or have caused this Agreement to be executed, by their respective officers thereunto duly authorized, as of the date first written above.

                                     ADVANCED SWITCHING
                                     COMMUNICATIONS, INC
                                      as the Company



                                     By:   /s/ ASGHAR MOSTAFA
                                        ---------------------------------------
                                        Name:   Asghar Mostafa
                                        Title:  Chief Executive Officer


                                     MOSTAFA INVESTMENTS LIMITED
                                     PARTNERSHIP
                                       As the Partnership



                                     By: /s/ ASGHAR MOSTAFA
                                        ---------------------------------------
                                        Name:  Asghar Mostafa
                                        Title:


                                     BAKER COMMUNICATIONS FUND, L.P.
                                       as the Prior Investor



                                     By: /s/ EDWARD SCOTT
                                        ---------------------------------------
                                        Name:  Edward Scott
                                        Title: Managing Director


                                        /s/ ASGHAR MOSTAFA
                                     -------------------------------------------
                                     ASGHAR MOSTAFA
                                      as the Executive Stockholder

                                                                  EXECUTION COPY



                                       TCV III STRATEGIC PARTNERS, L.P.
                                       a Delaware Limited Partnership
                                       By:  Technology Crossover Management III,
                                            L.L.C.,
                                       Its: General Partner


                                       By:    /s/ ROBERT C. BENSKY
                                            -----------------------------------
                                            Name:  Robert C. Bensky
                                            Title: Chief Financial Officer


                                       Technology Crossover Ventures
                                       56 Main Street, Suite 210
                                       Millburn, NJ 07041
                                                  Attention:  Robert C. Bensky
                                                  Phone:      (973) 467-5320
                                                  Fax:        (973) 467-5323

                                       Technology Crossover Ventures
                                       575 High Street, Suite 400
                                       Palo Alto, CA 94301
                                                  Attention:  Richard H. Kimball
                                                  Phone:      (650) 614-8220
                                                  Fax:        (650) 614-8222


                                       BAKER COMMUNICATIONS FUND, L.P.,
                                        as the Purchaser


                                       By:
                                            -----------------------------------
                                            Name:  Edward Scott
                                            Title: Managing Director


                                       MOSTAFA INVESTMENTS LIMITED
                                       PARTNERSHIP
                                        as the Purchaser


                                       By:
                                            -----------------------------------
                                            Name: Asghar Mostafa

                                                                  EXECUTION COPY



                                       TCV III STRATEGIC PARTNERS, L.P.
                                       a Delaware Limited Partnership
                                       By:  Technology Crossover Management III,
                                            L.L.C.,
                                       Its: General Partner



                                       By:
                                            -----------------------------------
                                            Name:  Robert C. Bensky
                                            Title: Chief Financial Officer


                                       Technology Crossover Ventures
                                       56 Main Street, Suite 210
                                       Millburn, NJ 07041
                                                  Attention:  Robert C. Bensky
                                                  Phone:      (973) 467-5320
                                                  Fax:        (973) 467-5323

                                       Technology Crossover Ventures
                                       575 High Street, Suite 400
                                       Palo Alto, CA 94301
                                                  Attention:  Richard H. Kimball
                                                  Phone:      (650) 614-8220
                                                  Fax:        (650) 614-8222


                                       BAKER COMMUNICATIONS FUND, L.P.,
                                        as the Purchaser


                                       By:    /s/ EDWARD SCOTT
                                            -----------------------------------
                                            Name:  Edward Scott
                                            Title: Managing Director


                                       MOSTAFA INVESTMENTS LIMITED
                                       PARTNERSHIP
                                        as the Purchaser

                                       By:
                                            -----------------------------------
                                            Name: Asghar Mostafa

                                                                  EXECUTION COPY


                                       MORGAN STANLEY VENTURE PARTNERS
                                       III, L.P.,

                                       By:  Morgan Stanley Venture Partners III,
                                            L.L.C
                                       Its: General Partner

                                       By:  Morgan Stanley Venture Capital III,
                                            Inc.
                                       Its: Institutional Managing Member

                                       By:    /s/ GHASSAN BEJJANI
                                            -----------------------------------
                                            Name:  Ghassan Bejjani
                                            Title: Vice President


                                       MORGAN STANLEY VENTURE INVESTORS
                                       III, L.P.,

                                       By:  Morgan Stanley Venture Partners III,
                                            L.L.C.
                                       Its: General Partner

                                       By:  Morgan Stanley Venture Capital III,
                                            Inc.
                                       Its: Institutional Managing Member


                                       By:     /s/ GHASSAN BEJJANI
                                            -----------------------------------
                                            Name: Ghassan Bejjani
                                            Title: Vice President

                                                                  EXECUTION COPY



                                       THE MORGAN STANLEY VENTURE
                                       PARTNERS ENTREPRENEUR FUND, L.P.

                                       By:  Morgan Stanley Venture Partners III,
                                            L.L.C
                                       Its: General Partner

                                       By:  Morgan Stanley Venture Capital III,
                                            Inc.
                                       Its: Institutional Managing Member




                                       By:    /s/ GHASSAN BEJJANI
                                            -----------------------------------
                                            Name:  Ghassan Bejjani
                                            Title: Vice President


                                       Morgan Stanley Venture Partners
                                       1221 Avenue of the Americas, 33rd Floor
                                       New York, NY 10020
                                                  Attention:  Ghassan Bejjani
                                                  Phone:      (212)762-7900
                                                  Fax:        (212)762-8424

                     ADVANCED SWITCHING COMMUNICATIONS, INC.



                  SECURITIES PURCHASE AND STOCKHOLDER AGREEMENT

                           COUNTERPART SIGNATURE PAGE


Advanced Switching Communications, Inc. and MCI WorldCom Venture Fund each do hereby cause this Counterpart Signature Page to be executed, acknowledged and delivered by the undersigned authorized person in its name and on its behalf in order to accept and agree to be bound by all the terms and provisions of the Securities Purchase and Stockholder Agreement, dated as of September 10, 1999 to which this Counterpart Signature Page is attached.


WITNESS:                            ADVANCED SWITCHING COMMUNICATIONS, INC

[sig]                               By:    /s/ ASGHAR MOSTAFA
------------------------                 ----------------------------------
                                         Name:  Asghar Mostafa
                                         Title: Chief Executive Officer

WITNESS:                            MCI WORLDCOM VENTURE FUND, INC.


                                    By:
------------------------                 ----------------------------------
                                         Name:  Susan Mayer
                                         Title: President

                     ADVANCED SWITCHING COMMUNICATIONS, INC.



                  SECURITIES PURCHASE AND STOCKHOLDER AGREEMENT

                           COUNTERPART SIGNATURE PAGE


Advanced Switching Communications, Inc. and MCI WorldCom Venture Fund, Inc. each do hereby cause this Counterpart Signature Page to be executed, acknowledged and delivered by the undersigned authorized person in its name and on its behalf in order to accept and agree to be bound by all the terms and provisions of the Securities Purchase and Stockholder Agreement, dated as of September 10, 1999 to which this Counterpart Signature Page is attached.


WITNESS:                            ADVANCED SWITCHING COMMUNICATIONS, INC

                                    By:
------------------------                 ----------------------------------
Dated: October 7, 1999                   Name:  Asghar Mostafa
                                         Title: Chief Executive Officer

WITNESS:                            MCI WORLDCOM VENTURE FUND, INC.


                                    By:    /s/ SUSAN MAYER
------------------------                 ----------------------------------
Dated: October 7, 1999                   Name:  Susan Mayer
                                         Title: President